                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

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                        TRW AUTOMOTIVE ACQUISITION CORP.

                            (Euro Dollar)200,000,000

                          10 1/8% Senior Notes due 2013

                                 --------------

                                    INDENTURE

                          Dated as of February 18, 2003

                                 --------------

                              THE BANK OF NEW YORK,

                                   as Trustee

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                                TABLE OF CONTENTS

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ARTICLE 2 The Securities                                                                                30

ARTICLE 3 Redemption                                                                                    36

ARTICLE 4 Covenants                                                                                     39

         SECTION 4.01. Payment of Securities............................................................39
         SECTION 4.02. SEC Reports......................................................................39
         SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified

                                       i

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ARTICLE 5 Successor Company                                                                             63

         SECTION 5.01. When Company May Merge or Transfer Assets........................................63

ARTICLE 6 Defaults and Remedies                                                                         65

ARTICLE 7 Trustee                                                                                       70

ARTICLE 8 Discharge of Indenture; Defeasance                                                            75

         SECTION 8.01. Discharge of Liability on Securities; Defeasance.................................75

                                       ii

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ARTICLE 9 Amendments and Waivers                                                                        78

ARTICLE 10 Senior Guarantees                                                                            81

ARTICLE 11 Miscellaneous                                                                                85

Appendix A        -  Provisions Relating to Initial Securities, Additional
                             Securities and Exchange Securities
Exhibit A         -  Form of Initial Security

                                       iii

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Exhibit B         -  Form of Exchange Security
Exhibit C         -  Form of Supplemental Indenture
Exhibit D         -  Form of Transferee Letter of Representation

                                       vi

                              CROSS-REFERENCE TABLE

   TIA                                                                                                Indenture
Section                                                                                                Section
310 (a)(1).........................................................................................     7.10
  (a)(2)...........................................................................................     7.10
  (a)(3)...........................................................................................     N.A.
  (a)(4)...........................................................................................     N.A.
  (b)..............................................................................................    7.08;
                                                                                                        7.10
  (c)..............................................................................................     N.A.
311(a).............................................................................................     7.11
  (b)..............................................................................................     7.11
  (c)..............................................................................................     N.A.
312(a).............................................................................................     2.06
  (b)..............................................................................................    11.03
  (c)..............................................................................................    11.03
313(a).............................................................................................     7.06
  (b)(1)...........................................................................................     N.A.
  (b)(2)...........................................................................................     7.06
  (c)..............................................................................................     7.06
  (d)..............................................................................................     7.06
314(a).............................................................................................    4.02;
                                                                                                        4.09
  (b)..............................................................................................     N.A.
  (c)(1)...........................................................................................    11.04
  (c)(2)...........................................................................................    11.04
  (c)(3)...........................................................................................     N.A.
  (d)..............................................................................................     N.A.
  (e)..............................................................................................    11.05
  (f)..............................................................................................     4.10
315(a).............................................................................................     7.01
  (b)..............................................................................................     7.05
  (c)..............................................................................................     7.01
  (d)..............................................................................................     7.01
  (e)..............................................................................................     6.11
316(a).............................................................................................
(last
Sentence)..........................................................................................    11.06
  (a)(1)(A)........................................................................................     6.05
  (a)(1)(B)........................................................................................     6.04
  (a)(2)...........................................................................................     N.A.
  (b)..............................................................................................     6.07
317(a)(1)..........................................................................................     6.08
  (a)(2)...........................................................................................     6.09
  (b)..............................................................................................     2.05
318(a).............................................................................................    11.01

                                        V

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                       vi

                  INDENTURE dated as of February 18, 2003 between TRW AUTOMOTIVE
ACQUISITION CORP., a Delaware corporation (the "Company"), and THE BANK OF NEW
YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other
parties and for the equal and ratable benefit of the Holders of (a) the
Company's 10 1/8% Senior Notes due February 15, 2013 issued on the date hereof
(the "Original Securities"), (b) any Additional Securities (as defined herein)
that may be issued after the date hereof (all such securities in clauses (a) and
(b) being referred to collectively as the "Initial Securities") and (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 10 1/8% Senior Notes due February 15,
2013 issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Securities") (together with the Initial Securities, the "Securities"). On the date hereof,
(eurodollar)200,000,000 in aggregate principal amount of Securities will be initially issued. Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities.

                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

                  SECTION 1.01. Definitions.
                                ------------

                  "Accelerated Monitoring Fee Payment" means a cash payment
equal to the then-present value of all then-current and future monitoring fees payable under the Transaction and Monitoring Fee Agreement referred to in the definition of the term "Acquisition Documents".

                  "Acquired Indebtedness" means, with respect to any specified
Person:

                  (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and

                  (b)  Indebtedness secured by a Lien encumbering any asset
         acquired by such specified erson,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted
Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

                  "Acquisition" means the acquisition by the Company of
substantially all of the assets and assumption of certain liabilities associated with the automotive business of TRW Inc. (now known as Northrop Grumman Space &
Mission Systems Corp.) from Northrop Grumman Corporation.

                                                                               2

                  "Acquisition Date" means the date on which the Acquisition is consummated.

                  "Acquisition Documents" means the Master Purchase Agreement and any other document entered into in connection therewith, including (i) the
Intellectual Property License Agreements entered into in connection with, and on or prior to, the consummation of the Acquisition, (ii) the Transition Services
Agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, (iii) the Employee Matters Agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, (iv)
the Insurance Allocation Agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, (v) the Stockholders' Agreement
entered into in connection with, and on or prior to, the consummation of the
Acquisition and (vi) the Transaction and Monitoring Fee Agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, in each case as amended, supplemented or modified from time to time.

                  "Additional Securities" means euro-denominated 10 1/8% Senior
Notes due 2013 issued under the terms of this Indenture subsequent to the Issue
Date.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,
"control" (including, with correlative meanings, the terms "controlling,"
"controlled by" and "under common control with"), as used with respect to any
Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Asset Sale" means:

                  (a) the sale, conveyance, transfer or other disposition
         (whether in a single transaction or a series of related transactions)
         of property or assets (including by way of a Sale/Leaseback
         Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or

                  (b) the issuance or sale of Equity Interests of any Restricted
         Subsidiary (other than to the Company or another Restricted Subsidiary)
         (whether in a single transaction or a series of related transactions),

in each case other than:

                           (i) a disposition of Cash Equivalents or Investment
                  Grade Securities or obsolete or worn out equipment in the
                  ordinary course of business;

                           (ii) the disposition of all or substantially all of
                  the assets of the Company in a manner permitted pursuant to
                  Section 5.01 or any disposition that constitutes a Change of
                  Control;

                           (iii) any Restricted Payment or Permitted Investment
                  that is permitted to be made, and is made, under Section 4.04;

                                                                               3

                          (iv) any disposition of assets or issuance or sale of
                  Equity Interests of any Restricted Subsidiary with an
                  aggregate Fair Market Value of less than $15.0 million;

                           (v) any disposition of property or assets by a
                  Restricted Subsidiary to the Company or by the Company or a
                  Restricted Subsidiary to a Restricted Subsidiary;

                           (vi) any exchange of assets for assets related to a
                  Similar Business of comparable market value, as determined in good faith by the Company, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $15.0
                  million shall be evidenced by an Officer's Certificate, and
                  (2) $30.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company;

                           (vii) sales of assets received by the Company upon
                  the foreclosure on a Lien;

                           (viii) any sale of Equity Interests in, or
                  Indebtedness or other securities of, an Unrestricted
                  Subsidiary;

                           (ix) sales of inventory in the ordinary course of
                  business;

                           (x) the lease, assignment or sub-lease of any real or
                  personal property in the ordinary course of business;

                           (xi) a sale of accounts receivable and related assets
                  of the type specified in the definition of "Receivables
                  Financing" to a Receivables Subsidiary in a Qualified
                  Receivables Financing; and

                           (xii) a transfer of accounts receivable and related
                  assets of the type specified in the definition of "Receivables
                  Financing" (or a fractional undivided interest therein) by a
                  Receivables Subsidiary in a Qualified Receivables Financing.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any
Refinancing Indebtedness with respect thereto, as amended, supplemented or otherwise modified from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing
Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

                  "Blackstone" means Blackstone Capital Partners IV Merchant
Banking Fund L.P. and its Affiliates.

                                                                               4

                  "Board of Directors" means as to any Person, the board of
directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State, Amsterdam, London or Luxembourg.

                  "Capitalized Lease Obligation" means, at the time any
determination thereof is to be made, the amount of liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

                  "Capital Stock" means:

                  (a)  in the case of a corporation, corporate stock;

                  (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
         (however designated) of corporate stock;

                  (c)  in the case of a partnership or limited liability
         company, partnership or membership interests (whether general or limited); and

                  (d) any other interest or participation that confers on a
         Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Company described in the definition of
"Contribution Indebtedness."

                  "Cash Equivalents" means:

                  (a)  U.S. dollars, pounds sterling, euros, or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

                  (b)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or
         instrumentality thereof;

                  (c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or
         S&P;

                  (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause
         (c) above;

                                                                               5

                  (e) commercial paper issued by a corporation (other than an
         Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

                  (f)   investment funds investing at least 95% of their assets
         in securities of the types described in clauses (a) through (e) above;

                  (g) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either
         Moody's or S&P; and

                  (h) Indebtedness or preferred stock issued by Persons (other than Blackstone or its Affiliates) with a rating of "A" or higher from
         S&P or "A-2" or higher from Moody's.

                  "Change of Control" means the occurrence of any of the
following events:

                  (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than the
         Permitted Holders; or

                  (b) (i) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities
         (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the Voting
         Stock of the Company or TRW Automotive Holdings and (ii) the Permitted
         Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the
         Voting Stock of the Company or TRW Automotive Holdings, as applicable, than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or TRW Automotive
         Holdings, as applicable.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

                  "consolidated" means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any
Unrestricted Subsidiary, but the interest of such Person in an Unrestricted
Subsidiary shall be accounted for as an Investment.

                                                                               6

                 "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to any
Person for any period, the sum, without duplication, of:

                  (a) consolidated interest expense of such Person and its
         Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease
         Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees);

                  (b)  consolidated capitalized interest of such Person and its
         Restricted Subsidiaries for such period, whether paid or accrued;

                  (c) one-third of the obligations of such Person and its
         Restricted Subsidiaries for rental payments made during such period under operating leases as part of Sale/Leaseback Transactions; and

                  (d) commissions, discounts, yield and other fees and charges
         Incurred in connection with any Receivables Financing which are payable to Persons other than the Company and its Restricted Subsidiaries.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its
Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

                  (a)  any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

                  (b) any increase in amortization or depreciation or any
         one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting or any one-time cash or non-cash charges resulting from the financing, in each case relating to the Transactions or any acquisition that is consummated after the Issue Date and any non-recurring cash or non-cash fees, expenses or charges related to or arising from the acquisition by Northrop Grumman Corporation of TRW
         Inc., net of taxes, shall be excluded;

                  (c) the Net Income for such period shall not include the
         cumulative effect of a change in accounting principles during such period;

                  (d) any net after-tax income or loss from discontinued
         operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

                                                                               7

                 (e) any net after-tax gains or losses (less all fees and
         expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;

                  (f) the Net Income for such period of any Person that is not a
         Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

                  (g) the Net Income for such period of any Restricted
         Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted
         Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted
         Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included.

Notwithstanding the foregoing, for the purpose of the covenant set forth in
Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from
Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the
extent such dividends, repayments or transfers increase the amount of Restricted
Payments permitted under such covenant pursuant to Section 4.04(a)(3)(D) or
4.04(a)(3)(E).

                  "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

                  (a)  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

                  (b)  to advance or supply funds:

                           (i)  for the purchase or payment of any such primary
                   obligation; or

                           (ii) to maintain working capital or equity capital of
                  the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

                  (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

                                                                               8

                  "Contribution Indebtedness" means Indebtedness of the Company in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company, provided that:

                  (a) if the aggregate principal amount of such Contribution
         Indebtedness is greater than one times such cash contributions to the capital of the Company, the amount in excess shall be Pari Passu
         Indebtedness or Subordinated Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities, and

                  (b) such Contribution Indebtedness (i) is Incurred within 180 days after the making of such cash contributions and (ii) is so designated as Contribution Indebtedness pursuant to an Officers'
         Certificate on the Incurrence date thereof.

                  "Credit Agreement" means the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof, among the Company, TRW
Automotive Holdings, TRW Automotive Intermediate Holdings, certain Subsidiaries of the Company, the financial institutions named therein and JPMorgan Chase
Bank, as Administrative Agent and Collateral Agent.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Non-cash Consideration" means the Fair Market
Value of non-cash consideration received by the Company or one of its Restricted
Subsidiaries in connection with an Asset Sale that is so designated as
Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

                  "Designated Preferred Stock" means Preferred Stock of the
Company, TRW Automotive Holdings or TRW Automotive Intermediate Holdings (other than Disqualified Stock) that is issued for cash (other than to the Company, a
Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as
Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

                  "Disqualified Stock" means, with respect to any Person, any
Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

                  (a) matures or is mandatorily redeemable, pursuant to a
         sinking fund obligation or otherwise (other than as a result of a change of control or asset sale, provided that the

                                                                               9

         relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such
         Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities
         (including the purchase of any Securities tendered pursuant thereto),

                  (b)  is convertible or exchangeable for Indebtedness or
         Disqualified Stock, or

                  (c) is redeemable at the option of the holder thereof, in
         whole or in part, in each case prior to 91 days after the maturity date of the Securities;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be
Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the
Company or its Subsidiaries or by any such plan to such employees, such Capital
Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

                  "Dollar Securities" means the $925,000,000 aggregate principal amount of 9% Senior Notes due 2013, issued by the Company concurrently with the issuance of the Securities issued hereunder.

                  "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

                  "EBITDA" means, with respect to any Person for any period, the
Consolidated Net Income of such Person for such period plus, without duplication:

                  (a) provision for taxes based on income or profits of such
         Person (including the Michigan Single Business Tax and similar taxes)
         for such period deducted in computing Consolidated Net Income; plus
                  (b) Consolidated Interest Expense plus amortization of
         deferred financing fees of such Person for such period to the extent the same was deducted in computing Consolidated Net Income; plus

                  (c) Consolidated Depreciation and Amortization Expense of such
         Person for such period to the extent such Consolidated Depreciation and
         Amortization Expense was deducted in computing Consolidated Net Income;
         plus

                  (d) any non-recurring fees, expenses or charges related to any
         Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions or the acquisition by

                                                                              10

         Northrop Grumman Corporation of TRW Inc., to the extent deducted in such period in computing Consolidated Net Income; plus

                  (e) any (i) cash restructuring charges (calculated consistent with past practice) not to exceed $30.0 million per annum beginning in
         2003 and (ii) any one-time costs incurred in connection with acquisitions consummated after the Acquisition Date, in each case, to the extent deducted in such period in computing Consolidated Net
         Income; plus

                  (f) any expense relating to defined benefit pension or
         post-retirement benefit plans to the extent deducted in such period in computing Consolidated Net Income; plus

                  (g) any other non-cash charges reducing Consolidated Net
         Income for such period (including any non-cash charges arising from fair value accounting required by Statement of Financial Accounting
         Standards No. 133), but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period; plus

                  (h)  the amount of any minority interest expense deducted in calculating Consolidated Net Income; plus

                  (i) the amount of management, monitoring, consulting and
         advisory fees and related expenses paid to Blackstone (or any accruals relating to such fees and related expenses) during such period, provided that such amount shall not exceed $7.5 million;

less, without duplication,

                  (a) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period);
         less

                  (b) any income relating to defined benefit pension or
         post-retirement benefit plans increasing Consolidated Net Income for such period; less

                  (c) any cash payments relating to defined benefit pension or post-retirement benefit plans net of any amounts receivable from
         Northrop Grumman Corporation under the indemnity included in the Master
         Purchase Agreement for other post-retirement benefits (OPEB)
         obligations.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the
Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the
Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such
Subsidiary or its stockholders.

                                                                              11

                  "Equity Interests" means Capital Stock and all warrants,
options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company, TRW Automotive Holdings or TRW
Automotive Intermediate Holdings (other than Disqualified Stock), other than:

                  (a) public offerings with respect to the Company's common
         stock registered on Form S-8 under the Securities Act (or any successor form thereto); and

                  (b)  any such public or private sale that constitutes an
         Excluded Contribution.

                  "Escrow Agreement" means the Escrow Agreement dated as of
February 14, 2003, between the Company and The Bank of New York, as escrow agent.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Exchange Offer Registration Statement" means the registration statement filed with the SEC in connection with the Registered Exchange Offer.

                  "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from:

                  (a)  contributions to its common equity capital, and

                  (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of
         Capital Stock (other than Disqualified Stock and Designated Preferred
         Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers'
Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

                  "Fair Market Value" means, with respect to any asset or
property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "Fixed Charge Coverage Ratio" means, with respect to any
Person for any period, the ratio of EBITDA of such Person for such period to the
Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any
Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the

                                                                              12

Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed
Charge Coverage Ratio shall be calculated giving pro forma effect to such
Incurrence or redemption of Indebtedness, or such issuance or redemption of
Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations
(as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its
Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the
Calculation Date shall be calculated on a pro forma basis assuming that all such
Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the
Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such
Hedging Obligation has a remaining term in excess of 12 months). Interest on a
Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the
Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

                  "Fixed Charges" means, with respect to any Person for any
period, the sum of:

                  (a)  Consolidated Interest Expense of such Person for such period, and

                                                                              13

                  (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.

                  "Foreign Subsidiary" means a Restricted Subsidiary not
organized or existing under the laws of the United States of America or any state or territory thereof and any Subsidiary of any such Restricted Subsidiary.

                  "GAAP" means generally accepted accounting principles set
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "Government Securities" means securities that are:

                  (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

                  (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America,

which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law)
such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

                  "Guarantor" means any Person that Incurs a Senior Guarantee;
provided that upon the release or discharge of such Person from its Senior
Guarantee in accordance with this Indenture, such Person shall cease to be a
Guarantor.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                  (a) currency exchange, interest rate or commodity swap
         agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

                                                                              14

                  (b) other agreements or arrangements designed to protect such
         Person against fluctuations in currency exchange, interest rates or commodity prices.

                  "Holder" means the Person in whose name a Security is
registered on the Registrar's books.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

                  (a) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii)
         representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (iv) in respect of Capitalized Lease Obligations or (v)
         representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging
         Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

                  (b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

                  (c) to the extent not otherwise included, Indebtedness of
         another Person secured by a Lien on any asset owned by such Person
         (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness shall be the lesser of:
         (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; and

                  (d) to the extent not otherwise included, with respect to the
         Company and its Restricted Subsidiaries, the amount then outstanding
         (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing
         (as set forth in the books and records of the Company or any Restricted
         Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

                                                                              15

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar
Business, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

                  "Investment Grade Securities" means:

                  (a) securities issued or directly and fully guaranteed or
         insured by the United States government or any agency or
         instrumentality thereof (other than Cash Equivalents),

                  (b) debt securities or debt instruments (other than those
         issued by Blackstone or its Affiliates) with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its
         Subsidiaries,

                  (c) investments in any fund that invests exclusively in
         investments of the type described in clauses (a) and (b), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

                  (d) corresponding instruments in countries other than the
         United States customarily utilized for high quality investments.

                  "Investments" means, with respect to any Person, all
investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant set forth in Section 4.04:

                  (a) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market
         Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted
         Subsidiary, the Company shall be deemed to continue to have a permanent
         "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

                           (i)  the Company's "Investment" in such Subsidiary at
                  the time of such redesignation less

                                                                              16

                           (ii) the portion (proportionate to the Company's
                  equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such
                  redesignation; and

                  (b) any property transferred to or from an Unrestricted
         Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of
         Directors of the Company.

                  "Issue Date" means February 18, 2003.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

                  "Lucas" means Lucas Industries Limited (f/k/a Lucas Industries plc).

                  "Lucas Bonds" means the (eurodollar)100 million original
principal amount of 10 1/8% bonds of Lucas due 2020.

                  "Management Group" means the group consisting of the
directors, executive officers and other management personnel of the Company, TRW
Automotive Holdings and TRW Automotive Intermediate Holdings on the Acquisition
Date, together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company,
TRW Automotive Holdings or TRW Automotive Intermediate Holdings, as applicable, was approved by a vote of a majority of the directors of the Company, TRW
Automotive Holdings or TRW Automotive Intermediate Holdings, as applicable, then still in office who were either directors on the Acquisition Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Company, TRW Automotive Holdings or TRW
Automotive Intermediate Holdings, as applicable, hired at a time when the directors on the Acquisition Date, together with the directors so approved, constituted a majority of the directors of the Company, TRW Automotive Holdings or TRW Automotive Intermediate Holdings, as applicable.

                  "Master Purchase Agreement" means the Master Purchase
Agreement, dated as of November 18, 2002, between Northrop Grumman Corporation and BCP Acquisition Company L.L.C., as amended by Amendment No. 1 to the Master
Purchase Agreement, dated as of December 20, 2002, among Northrop Grumman
Corporation, BCP Acquisition Company L.L.C., TRW Inc. and TRW Automotive Inc.,
as further amended, supplemented or modified from time to time.

                  "Moody's" means Moody's Investors Service, Inc. or any
successor to the rating agency business thereof.

                                                                              17

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale
(including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on
Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the
Holders of the Securities.

                  "Officer" means the Chairman of the Board, Chief Executive
Officer, President, any Executive Vice President, Senior Vice President or Vice
President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

                  "Opinion of Counsel" means a written opinion from legal
counsel. The counsel may be an employee of or counsel to the Company.

                  "Pari Passu Indebtedness" means:

                  (a)   with respect to the Company, the Securities and any
         Indebtedness which ranks pari passu in right of payment to the
         Securities;

                                                                              18

                  (b) with respect to any Guarantor that is a Subsidiary of the
         Company, its Senior Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor's Senior Guarantee; and

                  (c) if TRW Automotive Holdings and/or TRW Automotive
         Intermediate Holdings, as applicable, provide a Senior Guarantee, the
         Senior Guarantee provided by TRW Automotive Holdings and/or the Senior
         Guarantee provided by TRW Automotive Intermediate Holdings and any
         Indebtedness which ranks pari passu in right of payment to such
         Guarantor's Senior Guarantee.

                  "Permitted Holders" means Blackstone, Northrop Grumman
Corporation and the Management Group. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a
Change of Control Offer is made in accordance with the requirements of this
Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

                  "Permitted Investment" means:

                  (a) any Investment in the Company or any Restricted
         Subsidiary;

                  (b) any Investment in Cash Equivalents or Investment Grade
         Securities;

                  (c) any Investment by the Company or any Restricted Subsidiary
         of the Company in a Person that is primarily engaged in a Similar
         Business if as a result of such Investment (i) such Person becomes a
         Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                  (d) any Investment in securities or other assets not
         constituting Cash Equivalents and received in connection with an Asset
         Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

                  (e) any Investment existing on the Acquisition Date;

                  (f) advances to employees not in excess of $75.0 million
         outstanding at any one time in the aggregate;

                  (g) any Investment acquired by the Company or any of its
         Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted
         Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other
         Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (h) Hedging Obligations permitted under clause (x) of Section
         4.03(b);

                                                                              19

                  (i) any Investment in a Similar Business (other than an
         Investment in an Unrestricted Subsidiary) having an aggregate Fair
         Market Value, taken together with all other Investments made pursuant to this clause (i), not to exceed 5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (i) is made in any Person that is not a Restricted
         Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such
         Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such Person continues to be a Restricted
         Subsidiary;

                  (j) additional Investments having an aggregate Fair Market
         Value, taken together with all other Investments made pursuant to this clause (j), not to exceed 5% of Total Assets at the time of such
         Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

                  (l) Investments the payment for which consists of Equity
         Interests of the Company (other than Disqualified Stock), TRW
         Automotive Holdings or of TRW Automotive Intermediate Holdings;
         provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 4.04(a)(3);

                  (m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of
         Section 4.07(b) (except transactions described in clauses (ii), (vi)
         and (vii) of such Section);

                  (n) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

                  (o) guarantees issued in accordance with Sections 4.03 and
         4.11;

                  (p) any Investment by Restricted Subsidiaries in other
         Restricted Subsidiaries and Investments by Subsidiaries that are not
         Restricted Subsidiaries in other Subsidiaries that are not Restricted
         Subsidiaries;

                  (q) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

                  (r) any Investment in a Receivables Subsidiary or any
         Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including
         Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related

                                                                              20

         Indebtedness; provided, however, that any Investment in a Receivables
         Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest.

                  "Permitted Liens" means with respect to any Person:

                  (a) pledges or deposits by such Person under workmen's
         compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts
         (other than for the payment of Indebtedness) or leases to which such
         Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

                  (d) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

                  (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such
         Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (f) Liens securing Indebtedness under the Credit Agreement incurred in accordance with Section 4.03 and Liens securing
         Indebtedness permitted to be incurred pursuant to clause (iv), (xii) or
         (xx) of Section 4.03(b);

                  (g) Liens existing on the Acquisition Date;

                  (h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                                                                              21

                  (i) Liens on property at the time the Company or a Restricted
         Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted
         Subsidiary; provided, however, that such Liens are not created or
         Incurred in connection with, or in contemplation of, such acquisition;
         provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (j) Liens securing Indebtedness or other obligations of a
         Restricted Subsidiary owing to the Company or another Restricted
         Subsidiary permitted to be Incurred in accordance with Section 4.03;

                  (k) Liens securing Hedging Obligations so long as the related
         Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (l) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (m) leases and subleases of real property which do not
         materially interfere with the ordinary conduct of the business of the
         Company or any of its Restricted Subsidiaries;

                  (n) Liens arising from Uniform Commercial Code financing
         statement filings regarding operating leases entered into by the
         Company and its Restricted Subsidiaries in the ordinary course of business;

                  (o) Liens in favor of the Company;

                  (p) Liens on equipment of the Company granted in the ordinary course of business to the Company's client at which such equipment is located;

                  (q) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing; and

                  (r) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any
         Indebtedness secured by any Lien referred to in the foregoing clauses
         (f), (g), (h), (i), (j), (k) and (o); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y)
         the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k) and (o) at the time the original
         Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

                                                                              22

                  "Person" means any individual, corporation, partnership,
limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

                  "Purchase Money Note" means a promissory note of a Receivables
Subsidiary evidencing a line of credit, which may be irrevocable, from the
Company or any Subsidiary of the Company to a Receivables Subsidiary in
connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

                  "Qualified Letter of Credit" means a letter of credit in favor of Lucas:

                  (a) that is issued by a commercial bank whose long-term debt, or whose parent's long-term debt, is rated A (or such similar or equivalent or higher rating by at least one nationally recognized statistical rating agency) in a stated amount equal to the then outstanding principal amount of the Lucas Bonds;

                  (b) under which funds will be made available to Lucas on
         demand upon the certification by a duly authorized officer of Lucas to the issuing bank that (i) pursuant to a judgment of a court of competent jurisdiction, Lucas is required to pay the principal due under the Lucas Bonds or (ii)(A) the termination date of such letter of credit is within ten Business Days of such certification, (B) the Lucas
         Bonds remain outstanding and (C) such letter of credit has not been replaced with another letter of credit in substantially the same form as such letter of credit;

                  (c) that is issued at the request and for the account of a
         Person other than the Company or any of its Subsidiaries; and

                  (d) such Person for whose account the letter of credit is
         issued agrees that Lucas can satisfy any and all of its obligations to such Person in respect of a drawing made under such letter of credit through the issuance by Lucas of debt securities to such Person with no scheduled payments of principal prior to March 31, 2014, in a principal amount equal to the amount of the drawing made under such letter of credit.

                  "Qualified Receivables Financing" means any Receivables
Financing of a Receivables Subsidiary that meets the following conditions:

                  (a) the Board of Directors of the Company shall have
         determined in good faith that such Qualified Receivables Financing
         (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the
         Company and the Receivables Subsidiary,

                  (b) all sales of accounts receivable and related assets to the
         Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

                                                                              23

                  (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization
         Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness shall not be deemed a Qualified Receivables Financing.
For purposes of this Indenture, the receivables facility in existence on the
Acquisition Date (and any replacement thereof with substantially similar terms in the aggregate) shall be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization
Undertakings).

                  "Receivables Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the
Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging
Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

                  "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

                  "Receivables Subsidiary" means a Wholly Owned Restricted
Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets)
which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

                  (a) no portion of the Indebtedness or any other obligations
         (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on,
         Indebtedness) pursuant to Standard Securitization Undertakings), (ii)
         is recourse to or obligates the Company or any other Subsidiary of the
         Company in any way other than

                                                                              24

         pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the
         Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization
         Undertakings,

                  (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

                  (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an
Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Restricted Investment" means an Investment other than a
Permitted Investment.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted
Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted
Subsidiary or between Restricted Subsidiaries.

                  "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Guarantor has a correlative meaning.

                  "Securities" means the securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Seller Note" means the $600,000,000 aggregate face amount subordinated 8% pay-in-kind note due 2018 of TRW Automotive Intermediate
Holdings in favor of an affiliate of Northrop Grumman Corporation, as the same may be amended or refinanced from time to time.

                                                                              25

                  "Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

                  "Senior Credit Facilities" means the term loan facilities and revolving credit facility created and in effect pursuant to the Credit
Agreement.

                  "Senior Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

                  "Senior Indebtedness" with respect to the Company or any
Guarantor means all Indebtedness and any Receivables Repurchase Obligation of
the Company or such Guarantor, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at the
rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts
(including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Obligations are not superior, or are subordinated, in right of payment to the Securities or such Guarantor's Senior Guarantee, as applicable; provided, however, that Senior
Indebtedness shall not include, as applicable:

                  (a) any obligation of the Company to any Subsidiary of the
         Company (other than any Receivables Repurchase Obligation), or of such
         Guarantor to the Company or any other Subsidiary of the Company,

                  (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Guarantor,

                  (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

                  (d) any Indebtedness or obligation of the Company or such
         Guarantor which is subordinate or junior in any respect to any other
         Indebtedness or obligation of the Company or such Guarantor, as applicable, including any Subordinated Indebtedness,

                  (e) any obligations with respect to any Capital Stock, or

                  (f) any Indebtedness Incurred in violation of this Indenture but, as to any such Indebtedness Incurred under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause
         (f) if the holders of such Indebtedness or their representative shall have received an Officers' Certificate to the effect that the
         Incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture.

                                                                              26

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any
applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Senior Subordinated Notes" means the $300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2013 and the
(eurodollar)125,000,000 aggregate principal amount of 11 3/4% Senior
Subordinated Notes due 2013, in each case issued by the Company concurrently with the issuance of the Securities issued hereunder.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule
1-02 under Regulation S-X promulgated by the SEC.

                  "Similar Business" means a business, the majority of whose revenues are derived from the design and/or manufacture of automotive components, or the activities of the Company and its Subsidiaries as of the
Acquisition Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

                  "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard
Securitization Undertaking.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Indebtedness" means (a) with respect to the
Company, any Indebtedness, including the Senior Subordinated Notes, of the
Company which is by its terms subordinated in right of payment to the Securities and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Senior Guarantee, including the guarantee of the Senior Subordinated Notes.

                  "Subsidiary" means, with respect to any Person (a) any
corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that
Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such

                                                                              27

Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any Restricted
Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.
77aaa-77bbbb) as in effect on the Issue Date.

                  "Total Assets" means the total consolidated assets of the
Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

                  "Transactions" means the Acquisition and the transactions
related thereto, the issuance of the Securities, the concurrent issuance of the
Dollar Securities and the Senior Subordinated Notes, the borrowings to be made pursuant to the Credit Agreement and funding in a Receivables Financing on the
Acquisition Date.

                  "Trustee" means the party named as such in this Indenture
until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means:

                  (a) any officer within the corporate trust department of a
         Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of that Trustee who customarily performs functions similar to those performed by the
         Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and

                  (b) who shall have direct responsibility for the
         administration of this Indenture.

                  "TRW Automotive Holdings" means TRW Automotive Holdings Corp., a Delaware corporation, which owns all the issued and outstanding Capital Stock of TRW Automotive Intermediate Holdings as of the date hereof.

                  "TRW Automotive Intermediate Holdings" means TRW Automotive
Intermediate Holdings Corp., a Delaware corporation, which owns all the issued and outstanding Capital Stock of the Company as of the date hereof.

                  "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that at the time of
         determination shall be designated an Unrestricted Subsidiary by the
         Board of Directors of the Company in the manner provided below; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

                                                                              28

The Board of Directors of the Company may designate any Subsidiary of the
Company (including any newly acquired or newly formed Subsidiary of the Company)
to be an Unrestricted Subsidiary unless such Subsidiary or any of its
Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any
Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its
Restricted Subsidiaries; provided further, however, that either:

                           (i) the Subsidiary to be so designated has total
                  consolidated assets of $1,000 or less; or

                           (ii) if such Subsidiary has consolidated assets
                  greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                  (x) (1) the Company could Incur $1.00 of additional
         Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the
         Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

                  (y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an
Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" of any Person as of any date means the Capital
Stock of such Person that is at the time entitled to vote in the election of the
Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any
Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment by
(2) the sum of all such payments.

                  "Wholly Owned Restricted Subsidiary" is any Wholly Owned
Subsidiary that is a Restricted Subsidiary.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than

                                                                              29

directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly
Owned Subsidiaries of such Person.

                  SECTION 1.02. Other Definitions.

Term                                                                                Defined in
----                                                                                   Section
                                                                                   -----------
"Affiliate Transaction".......................................................     4.07
"Appendix"....................................................................     Preamble
"Asset Sale Offer"............................................................     4.06
"Bankruptcy Law"..............................................................     6.01
"Change of Control Offer".....................................................     4.08
"covenant defeasance option"..................................................     8.01(b)
"Custodian"...................................................................     6.01
"Definitive Securities".......................................................     Appendix A
"Event of Default"............................................................     6.01
"Excess Proceeds".............................................................     4.06
"Exchange Securities".........................................................     Preamble
"Global Securities"...........................................................     Appendix A
"Guaranteed Obligations"......................................................     10.01
"incorporated provision"......................................................     11.01
"Initial Securities"..........................................................     Preamble
"legal defeasance option".....................................................     8.01(b)
"Notice of Default"...........................................................     6.01
"Offer Period"................................................................     4.06(d)
"Original Securities".........................................................     Preamble
"Paying Agent"................................................................     2.04
"protected purchaser".........................................................     2.08
"Refinancing Indebtedness"....................................................     4.03(b)
"Refunding Capital Stock".....................................................     4.04
"Registration Agreement"......................................................     Appendix A
"Registered Exchange Offer"...................................................     Appendix A
"Registrar"...................................................................     2.04
"Restricted Payment"..........................................................     4.04(a)
"Retired Capital Stock".......................................................     4.04(b)
"Securities Custodian"........................................................     Appendix A
"Shelf Registration Statement"................................................     Appendix A
"Special Redemption"..........................................................     3.07(b)
"Special Redemption Date".....................................................     3.07(b)
"Special Redemption Price"....................................................     3.07(b)
"Successor Company"...........................................................     5.01(a)
"Successor Guarantor".........................................................     5.01(b)(i)
"TRW Automotive Luxembourg"...................................................     4.11(d)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

                                                                              30

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Senior
Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the
Trustee.

                  "obligor" on the indenture securities means the Company, the
Guarantors and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context
otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) unsecured Indebtedness shall not be deemed to be
         subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h) the principal amount of any Preferred Stock shall be (i)
         the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. The
aggregate principal amount of Original Securities which may be authenticated and delivered under this

                                                                              31

Indenture is (eurodollar)200,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

                  With respect to any Additional Securities issued after the
Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.07, 2.08, 2.09, 2.10, 3.06, 4.08(g) or the Appendix), there shall be
(a) established in or pursuant to a resolution of the Board of Directors and (b)
(i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

                  (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such
         Additional Securities (which shall distinguish the Additional
         Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount of such Additional
         Securities which may be authenticated and delivered under this
         Indenture,

                  (3) the issue price and issuance date of such Additional
         Securities, including the date from which interest on such Additional
         Securities shall accrue;

                  (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global
         Securities and, in such case, the respective depositaries for such
         Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for
         Additional Securities registered, or any transfer of such Global
         Security in whole or in part may be registered, in the name or names of
         Persons other than the depositary for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Additional Securities that are not Transfer Restricted Securities shall not be issued in the form of
         Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are
established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the
Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  SECTION 2.02. Form and Dating. Provisions relating to the
Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The
(a) Initial Securities and the Trustee's certificate of authentication and (b)
any Additional Securities (if issued as Transfer Restricted Securities) and the
Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted

                                                                              32

Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the
Company). Each Security shall be dated the date of its authentication. The
Securities shall be issuable only in registered form without interest coupons and only in denominations of (eurodollar)1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.
The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery
Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the
Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Company
shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The
Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global
Securities.

                  (b) The Company shall enter into an appropriate agency
         agreement with any Registrar or Paying Agent not a party to this
         Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying
         Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to

                                                                              33

         Section 7.07. The Company or any of its domestically organized Wholly
         Owned Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee;
         provided, however, that no such removal shall become effective until
         (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the
         Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or
         Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as
         Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to
each due date of the principal of and interest and additional interest (if any)
on any Security, the Company shall deposit with the Paying Agent (or if the
Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and additional interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the
Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and additional interest (if any) on the
Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company
acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a
Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the
Paying Agent shall have no further liability for the money delivered to the
Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the
Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a
Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the
Company shall execute and the Trustee shall authenticate Securities at the
Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange

                                                                              34

pursuant to this Section. The Company shall not be required to make and the
Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, and
the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a beneficial interest in a Global Security
shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the
Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a)
satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code
(a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such
Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the
Company.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken
Securities.

                                                                              35

                  SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in
accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and additional interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this
Indenture, then on and after that date such Securities (or portions thereof)
cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Securities. In the event that
Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate
Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.11. Cancelation. The Company at any time may deliver
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all
Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled
Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are
Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                                                              36

                  SECTION 2.13. CUSIP Numbers and ISINs. The Company in issuing the Securities may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the
Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers or ISINs.

                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section
3.07(a) or elects or is required to redeem Securities pursuant to Section
3.07(b), it shall notify the Trustee in writing of (i) the Section of this
Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.07(a) or at least one Business
Day prior to the Special Redemption Date if the redemption is pursuant to
Section 3.07(b), unless in each case, a shorter period is acceptable to the
Trustee. Such notice shall be accompanied by an Officers' Certificate and
Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the
Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities to be Redeemed. In the
case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate (and in such manner as complies with applicable legal requirements). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than (eurodollar)1,000. Securities and portions of them the
Trustee selects shall be in amounts of (eurodollar)1,000 or a whole multiple of
(eurodollar)1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The
Trustee shall notify the Company promptly of the Securities or portions of
Securities to be redeemed.

                  SECTION 3.03. Notice of Optional Redemption and Special
Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 3.07(a) the Company shall mail or cause to be mailed by first-class mail, a notice of redemption to each Holder whose Securities are to be redeemed. At least one Business Day before a Special

                                                                              37

Redemption Date, the Company shall provide or cause to be provided a notice of
Special Redemption to each Holder.

                  Any such notice shall identify the Securities to be redeemed and shall state:

                           (i) the redemption date;

                           (ii) the redemption price and the amount of accrued
                  interest and additional interest (if any) to the redemption date;

                           (iii) the name and address of the Paying Agent;

                           (iv) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption
                  price;

                           (v) if fewer than all the outstanding Securities are
                  to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                           (vi) that, unless the Company defaults in making such
                  redemption payment or the Paying Agent is prohibited from
                  making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for
                  redemption ceases to accrue on and after the redemption date;

                           (vii) the CUSIP number or ISIN, if any, printed on
                  the Securities being redeemed; and

                           (viii) that no representation is made as to the
                  correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Securities.

                  (b) At the Company's request, the Trustee shall give the
         notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and additional interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 10:00
a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying
Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and additional interest, if

                                                                              38

any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the
Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Optional Redemption; Special Redemption. (a)
Optional Redemption. Except as set forth in the following paragraph and in
Section 3.07(b), the Securities shall not be redeemable at the option of the
Company prior to February 15, 2008. Thereafter, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than
30 nor more than 60 days' prior notice, at the following redemption prices
(expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of
Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

            Year                                     Redemption Price
            ----                                     ----------------

            2008                                     105.063%
            2009                                     103.375%
            2010                                     101.688%
            2011 and thereafter                      100.000%

                  In addition, at any time and from time to time prior to
February 15, 2006, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (i) by the Company or (ii) by TRW Automotive
Holdings or TRW Automotive Intermediate Holdings, in each case, to the extent the net cash proceeds thereof are contributed to the Company or used to purchase
Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the
Securities (calculated after giving effect to any issuance of Additional
Securities) remains outstanding after each such redemption and provided further that any such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days'
notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in this Indenture.

                                                                              39

                  (b) Special Redemption. Notwithstanding the foregoing, in the event that (i) in the sole judgment of the Company, the Acquisition will not be consummated by March 11, 2003, then the Company may redeem the Securities, in whole but not in part, at its sole option on or prior to March 11, 2003, upon one Business Day's notice, at a redemption price (the "Special Redemption
Price") in cash equal to 100% of the issue price of the Securities plus accrued and unpaid interest to the Special Redemption Date or (ii) the Acquisition has
not been consummated on or prior to March 10, 2003, then the Company shall mandatorily redeem all the Securities on March 11, 2003, at the Special
Redemption Price. The "Special Redemption Date" means the earlier of (a) the date that the Company elects to redeem all the Securities if, in the sole judgment of the Company, the Acquisition will not be consummated prior to March
11, 2003, or (b) March 11, 2003, if the Acquisition is not consummated on or prior to March 10, 2003 (either redemption, a "Special Redemption").

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall
promptly pay the principal of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the
Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall, beginning August 15,
2003, file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

                  (a) within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), annual reports on Form
         10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), reports on Form 10-Q (or any successor or comparable form),

                  (c) promptly from time to time after the occurrence of an
         event required to be therein reported (and in any event within the time period specified for filing current

                                                                              40

         reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form), and

                  (d) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to prospective purchasers of Securities, in addition to providing such information to the Trustees and the Holders, in each case within 15 days after the date the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the
Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Appendix)
by the filing with the SEC of the Exchange Offer Registration Statement and/or
Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. In the event that:

                           (i) the rules and regulations of the SEC permit the
                  Company and TRW Automotive Holdings or TRW Automotive
                  Intermediate Holdings to report at the TRW Automotive
                  Holdings' or TRW Automotive Intermediate Holdings' level on a consolidated basis; and

                           (ii) TRW Automotive Holdings or TRW Automotive
                  Intermediate Holdings, as applicable, is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the
                  Company,

such consolidated reporting at the TRW Automotive Holdings' or TRW Automotive
Intermediate Holdings' level, as applicable, in a manner consistent with that described in this covenant for the Company will satisfy this covenant.

                  In addition, if the Company has not previously filed with the
SEC the Exchange Offer Registration Statement and/or Shelf Registration
Statement, the Company shall make available to Holders no later than May 15,
2003, financial statements and a management's discussion and analysis for the three months ended March 31, 2003, similar to that which would be included in a
Form 10-Q, except that such document may not contain guarantor footnote information and the purchase accounting therein may be reflected on a preliminary basis and subject to change when included in the Exchange Offer
Registration Statement and/or Shelf Registration Statement.

                  Delivery of such reports, information and documents to the
Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7 hereof) on Officers'
Certificates).

                                                                              41

                  SECTION 4.03. Limitation on Incurrence of Indebtedness and
Issuance of Disqualified Stock and Preferred Stock. (a) (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

                           (ii) the Company shall not permit any of its
                  Restricted Subsidiaries to issue any shares of Preferred
                  Stock;

provided, however, that the Company and any Restricted Subsidiary that is a
Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary that is a Guarantor may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage
Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or
Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the
Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

                  (b) The limitations set forth in Section 4.03(a) shall not apply to:

                           (i) the Incurrence by the Company or its Restricted
                  Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers'
                  acceptances thereunder (with letters of credit and bankers'
                  acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $2.0 billion outstanding at any one time;

                           (ii) the Incurrence by the Company and the Guarantors
                  of Indebtedness represented by (A) the Securities (not
                  including any Additional Securities) and the Senior
                  Guarantees, as applicable, (B) the Exchange Securities issued in exchange for the Initial Securities and the Senior
                  Guarantees thereof, (C) the Dollar Securities and the related guarantees, as applicable, (D) the Senior Subordinated Notes and the related guarantees, as applicable, and (E) the
                  Exchange Securities (as defined in the indentures governing the Dollar Securities and the Senior Subordinated Notes,
                  respectively) issued in exchange for the Dollar Securities and the Senior Subordinated Notes, and the related guarantees;

                           (iii) Indebtedness existing on the Acquisition Date
                  (other than Indebtedness described in clauses (i) and (ii));

                           (iv) Indebtedness (including Capitalized Lease
                  Obligations) Incurred by the Company or any of its Restricted
                  Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an
                  aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding

                                                                              42

                  and Incurred pursuant to this clause (iv), does not exceed 5%
                  of Total Assets at the time of Incurrence;

                           (v) Indebtedness Incurred by the Company or any of
                  its Restricted Subsidiaries constituting reimbursement
                  obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with
                  respect to reimbursement type obligations regarding workers'
                  compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

                           (vi) Indebtedness arising from agreements of the
                  Company or a Restricted Subsidiary providing for
                  indemnification, adjustment of purchase price or similar
                  obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the
                  Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person
                  acquiring all or any portion of such business, assets or
                  Subsidiary for the purpose of financing such acquisition;

                           (vii) Indebtedness of the Company to a Restricted
                  Subsidiary; provided that any such Indebtedness is
                  subordinated in right of payment to the Securities; provided further that any subsequent issuance or transfer of any
                  Capital Stock or any other event which results in any such
                  Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such
                  Indebtedness (except to the Company or another Restricted
                  Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

                           (viii) shares of Preferred Stock of a Restricted
                  Subsidiary issued to the Company or another Restricted
                  Subsidiary of the Company; provided that any subsequent
                  issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such shares of Preferred Stock (except to the
                  Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

                           (ix) Indebtedness of a Restricted Subsidiary to the
                  Company or another Restricted Subsidiary; provided that (1)
                  any such Indebtedness is made pursuant to an intercompany note and (2) if a Guarantor Incurs such Indebtedness to a
                  Restricted Subsidiary that is not a Guarantor such
                  Indebtedness is subordinated in right of payment to the Senior
                  Guarantee of such Guarantor; provided further that any
                  subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

                                                                              43

                           (x) Hedging Obligations that are Incurred in the
                  ordinary course of business (and not for speculative
                  purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

                           (xi) obligations in respect of performance, bid and
                  surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of
                  business;

                           (xii) Indebtedness or Disqualified Stock of the
                  Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when
                  aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then
                  outstanding and Incurred pursuant to this clause (xii), does not exceed $250.0 million at any one time outstanding (it
                  being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under
                  Section 4.03(a) without reliance upon this clause (xii));

                           (xiii) any guarantee by the Company or a Guarantor of
                  Indebtedness or other obligations of the Company or any of its
                  Restricted Subsidiaries so long as the Incurrence of such
                  Indebtedness Incurred by the Company or such Restricted
                  Subsidiary is permitted under the terms of this Indenture;
                  provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the
                  Senior Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such
                  Indebtedness shall be subordinated in right of payment to such
                  Guarantor's Senior Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is
                  subordinated to the Securities or the Senior Guarantee of such
                  Restricted Subsidiary, as applicable;

                           (xiv) the Incurrence by the Company or any of its
                  Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under
                  Section 4.03(a) and clauses (ii), (iii), (iv) and (xv) of this
                  Section 4.03(b) or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso,
                  "Refinancing Indebtedness") prior to its respective maturity;
                  provided, however, that such Refinancing Indebtedness:

                                    (1) has a Weighted Average Life to Maturity
                           at the time such Refinancing Indebtedness is Incurred
                           which is not less than the remaining Weighted Average
                           Life to Maturity of the Indebtedness being refunded
                           or refinanced,

                                                                              44

                                    (2) has a Stated Maturity which is no
                           earlier than the Stated Maturity of the Indebtedness
                           being refunded or refinanced,

                                    (3) to the extent such Refinancing
                           Indebtedness refinances Indebtedness junior to the
                           Securities or the Senior Guarantee of such Restricted
                           Subsidiary, as applicable, such Refinancing
                           Indebtedness is junior to the Securities or the
                           Senior Guarantee of such Restricted Subsidiary, as
                           applicable;

                                    (4) is Incurred in an aggregate principal
                           amount (or if issued with original issue discount, an
                           aggregate issue price) that is equal to or less than
                           the aggregate principal amount (or if issued with
                           original issue discount, the aggregate accreted
                           value) then outstanding of the Indebtedness being
                           refinanced plus premium and fees Incurred in
                           connection with such refinancing; and

                                    (5) shall not include (x) Indebtedness of a
                           Restricted Subsidiary that is not a Guarantor that
                           refinances Indebtedness of the Company or (y)
                           Indebtedness of the Company or a Restricted
                           Subsidiary that refinances Indebtedness of an
                           Unrestricted Subsidiary;

         provided further that subclauses (1) and (2) of this clause (xiv) shall not apply to any refunding or refinancing of any Secured Indebtedness;
         and provided further that Indebtedness incurred to refinance, directly or indirectly, the Lucas Bonds, shall be deemed to satisfy the requirements of this clause (xiv), provided that (A) such Indebtedness has a Stated Maturity no earlier than February 15, 2013, in the case of
         Indebtedness Incurred by the Company, and no earlier than August 15,
         2013, in the case of Indebtedness Incurred by any Restricted
         Subsidiary, (B) the principal amount of such Indebtedness does not exceed the then outstanding principal amount of the Lucas Bonds, unless such excess could otherwise be Incurred under this Section 4.03 and (C)
         in the event that such Indebtedness is issued upon the drawing of a
         Qualified Letter of Credit, the proceeds of such drawing are either used to repay the Lucas Bonds or are held in an escrow account pending such application;

                           (xv) Indebtedness or Disqualified Stock of Persons
                  that are acquired by the Company or any of its Restricted
                  Subsidiaries or merged into a Restricted Subsidiary in
                  accordance with the terms of this Indenture; provided,
                  however, that such Indebtedness or Disqualified Stock is not
                  Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support
                  required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

                                    (1) the Company would be permitted to Incur
                           at least $1.00 of additional Indebtedness pursuant to
                           the Fixed Charge Coverage Ratio test set forth in
                           Section 4.03(a); or

                                                                              45

                                    (2) the Fixed Charge Coverage Ratio would be
                           greater than immediately prior to such acquisition;

                           (xvi) Indebtedness Incurred by a Receivables
                  Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary of the
                  Company other than a Receivables Subsidiary (except for
                  Standard Securitization Undertakings);

                           (xvii) Indebtedness arising from the honoring by a
                  bank or other financial institution of a check, draft or
                  similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

                           (xviii) Indebtedness of the Company or any Restricted
                  Subsidiary of the Company supported by a letter of credit
                  issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

                           (xix) Contribution Indebtedness; and

                           (xx) (A) if the Company could Incur $1.00 of
                  additional Indebtedness pursuant to Section 4.03(a) after
                  giving effect to such borrowing, Indebtedness of Foreign
                  Subsidiaries not otherwise permitted hereunder or (B) if the
                  Company could not Incur $1.00 of additional Indebtedness
                  pursuant to Section 4.03(a) after giving effect to such
                  borrowing, Indebtedness of Foreign Subsidiaries Incurred for working capital purposes, in either case in an aggregate
                  principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of
                  (x) $400.0 million and (y) 10% of the consolidated assets of the Foreign Subsidiaries.

                  (c) Notwithstanding the foregoing, neither the Company nor any
         Guarantor may Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated
         Indebtedness unless such Indebtedness will be subordinated to the
         Securities or such Guarantor's Senior Guarantee, as applicable, to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through
         (xx) of Section 4.03(b) or is entitled to be Incurred pursuant to
         Section 4.03(a), the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.03 and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to Section 4.03(a). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional
         Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

                                                                              46

                  SECTION 4.04. Limitation on Restricted Payments. (a) The
Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any
                  distribution on account of the Company's or any of its
                  Restricted Subsidiaries' Equity Interests, including any
                  payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or
                  distributions by the Company payable solely in Equity
                  Interests (other than Disqualified Stock) of the Company; or
                  (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned
                  Restricted Subsidiary, the Company or a Restricted Subsidiary
                  receives at least its pro rata share of such dividend or
                  distribution in accordance with its Equity Interests in such class or series of securities);

                           (ii) purchase or otherwise acquire or retire for
                  value any Equity Interests of TRW Automotive Holdings, TRW
                  Automotive Intermediate Holdings or the Company;

                           (iii) make any principal payment on, or redeem,
                  repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the
                  payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance,
                  acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

                           (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                                    (1) no Default or Event of Default shall
                           have occurred and be continuing or would occur as a
                           consequence thereof;

                                    (2) immediately after giving effect to such
                           transaction on a pro forma basis, the Company could
                           Incur $1.00 of additional Indebtedness under Section
                           4.03(a); and

                                    (3) such Restricted Payment, together with
                           the aggregate amount of all other Restricted Payments
                           made by the Company and its Restricted Subsidiaries
                           after the Issue Date (including Restricted Payments
                           permitted by clauses (i), (iv) (only to the extent of
                           one-half of the amounts paid pursuant to such
                           clause), (vi) and (viii) of Section 4.04(b), but
                           excluding all other Restricted Payments permitted by
                           Section 4.04(b)), is less than the sum of, without
                           duplication,

                                                                              47

                                             (A) 50% of the Consolidated Net
                                    Income of the Company for the period (taken
                                    as one accounting period) from January 1,
                                    2003 to the end of the Company's most
                                    recently ended fiscal quarter for which
                                    internal financial statements are available
                                    at the time of such Restricted Payment (or,
                                    in the case such Consolidated Net Income for
                                    such period is a deficit, minus 100% of such
                                    deficit), plus

                                             (B) 100% of the aggregate net
                                    proceeds, including cash and the Fair Market
                                    Value (as determined in accordance with the
                                    next succeeding sentence) of property other
                                    than cash, received by the Company since the
                                    Issue Date from the issue or sale of Equity
                                    Interests of the Company (excluding
                                    Refunding Capital Stock, Designated
                                    Preferred Stock, Excluded Contributions and
                                    Disqualified Stock), including Equity
                                    Interests issued upon conversion of
                                    Indebtedness or upon exercise of warrants or
                                    options (other than an issuance or sale to a
                                    Subsidiary of the Company or an employee
                                    stock ownership plan or trust established by
                                    the Company or any of its Subsidiaries),
                                    plus

                                             (C) 100% of the aggregate amount of
                                    contributions to the capital of the Company
                                    received in cash and the Fair Market Value
                                    (as determined in accordance with the next
                                    succeeding sentence) of property other than
                                    cash since the Issue Date (other than
                                    Excluded Contributions, Refunding Capital
                                    Stock (as defined in Section 4.04(b)(ii)),
                                    Designated Preferred Stock, Disqualified
                                    Stock and the Cash Contribution Amount),
                                    plus

                                             (D) 100% of the aggregate amount
                                    received in cash and the Fair Market Value
                                    (as determined in accordance with the next
                                    succeeding sentence) of property other than
                                    cash received from:

                                                      (I) the sale or other
                                             disposition (other than to the
                                             Company or a Restricted Subsidiary)
                                             of Restricted Investments made by
                                             the Company and its Restricted
                                             Subsidiaries and from repurchases
                                             and redemptions of such Restricted
                                             Investments from the Company and
                                             its Restricted Subsidiaries by any
                                             Person (other than the Company or
                                             any of its Subsidiaries) and from
                                             repayments of loans or advances
                                             which constituted Restricted
                                             Investments,

                                                      (II) the sale (other than
                                             to the Company or a Restricted
                                             Subsidiary) of the Capital Stock of
                                             an Unrestricted Subsidiary or

                                                                              48

                                                      (III) a distribution or
                                             dividend from an Unrestricted
                                             Subsidiary, plus

                                             (E) in the event any Unrestricted
                                    Subsidiary has been redesignated as a
                                    Restricted Subsidiary or has been merged,
                                    consolidated or amalgamated with or into, or
                                    transfers or conveys its assets to, or is
                                    liquidated into, the Company or a Restricted
                                    Subsidiary, the Fair Market Value (as
                                    determined in accordance with the next
                                    succeeding sentence) of the Investment of
                                    the Company in such Unrestricted Subsidiary
                                    at the time of such redesignation,
                                    combination or transfer (or of the assets
                                    transferred or conveyed, as applicable),
                                    after deducting any Indebtedness associated
                                    with the Unrestricted Subsidiary so
                                    designated or combined or any Indebtedness
                                    associated with the assets so transferred or
                                    conveyed.

The Fair Market Value of property other than cash covered by clauses (3)(B),
(C), (D) and (E) above shall be determined in good faith by the Company and

                  (x) in the event of property with a Fair Market Value in
         excess of $15.0 million, shall be set forth in an Officers' Certificate
         or

                  (y) in the event of property with a Fair Market Value in
         excess of $30.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                           (i) the payment of any dividend or distribution
                  within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                           (ii) (A) the repurchase, retirement or other
                  acquisition of any Equity Interests ("Retired Capital Stock")
                  or Subordinated Indebtedness of the Company, TRW Automotive
                  Holdings or TRW Automotive Intermediate Holdings in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified
                  Stock or any Equity Interests sold to a Subsidiary of the
                  Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries)
                  (collectively, including any such contributions, "Refunding
                  Capital Stock") and

                                    (B) the declaration and payment of accrued
                           dividends on the Retired Capital Stock out of the
                           proceeds of the substantially concurrent sale (other
                           than to a Subsidiary of the Company or to an employee
                           stock ownership plan or any trust established by the
                           Company or any of its Subsidiaries) of Refunding
                           Capital Stock;

                                                                              49

                           (iii) the redemption, repurchase or other acquisition
                  or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company which is
                  Incurred in accordance with Section 4.03 so long as:

                                    (A) the principal amount of such new
                           Indebtedness does not exceed the principal amount of
                           the Subordinated Indebtedness being so redeemed,
                           repurchased, acquired or retired for value (plus the
                           amount of any premium required to be paid under the
                           terms of the instrument governing the Subordinated
                           Indebtedness being so redeemed, repurchased, acquired
                           or retired plus any fees incurred in connection
                           therewith),

                                    (B) such Indebtedness is subordinated to the
                           Securities at least to the same extent as such
                           Subordinated Indebtedness so purchased, exchanged,
                           redeemed, repurchased, acquired or retired for value,

                                    (C) such Indebtedness has a final scheduled
                           maturity date equal to or later than the final
                           scheduled maturity date of the Subordinated
                           Indebtedness being so redeemed, repurchased, acquired
                           or retired, and

                                    (D) such Indebtedness has a Weighted Average
                           Life to Maturity equal to or greater than the
                           remaining Weighted Average Life to Maturity of the
                           Subordinated Indebtedness being so redeemed,
                           repurchased, acquired or retired;

                           (iv) the repurchase, retirement or other acquisition
                  (or dividends to TRW Automotive Holdings or TRW Automotive
                  Intermediate Holdings to finance any such repurchase,
                  retirement or other acquisition) for value of Equity Interests of the Company, TRW Automotive Holdings or TRW Automotive
                  Intermediate Holdings held by any future, present or former employee, director or consultant of the Company, TRW
                  Automotive Holdings, TRW Automotive Intermediate Holdings or
                  any Subsidiary of the Company pursuant to any management
                  equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) do not
                  exceed $30.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

                                    (A) the cash proceeds received by the
                           Company or any of its Restricted Subsidiaries from
                           the sale of Equity Interests (other than Disqualified
                           Stock) of the Company, TRW Automotive Holdings or TRW
                           Automotive Intermediate Holdings (to the extent
                           contributed to the Company) to members of management,
                           directors

                                                                              50

                           or consultants of the Company and its Restricted
                           Subsidiaries, TRW Automotive Holdings or TRW
                           Automotive Intermediate Holdings that occurs after
                           the Issue Date (provided that the amount of such cash
                           proceeds utilized for any such repurchase,
                           retirement, other acquisition or dividend will not
                           increase the amount available for Restricted Payments
                           under Section 4.04(a)(3)); plus

                                    (B) the cash proceeds of key man life
                           insurance policies received by TRW Automotive
                           Holdings, TRW Automotive Intermediate Holdings (in
                           each case, to the extent contributed to the Company),
                           the Company and its Restricted Subsidiaries after the
                           Issue Date;

         (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single calendar year);

                           (v) the declaration and payment of dividends or
                  distributions to holders of any class or series of
                  Disqualified Stock of the Company or any of its Restricted
                  Subsidiaries issued or incurred in accordance with Section
                  4.03;

                           (vi) the declaration and payment of dividends or
                  distributions to holders of any class or series of Designated
                  Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to
                  TRW Automotive Holdings and TRW Automotive Intermediate
                  Holdings, the proceeds of which will be used to fund the
                  payment of dividends to holders of any class or series of
                  Designated Preferred Stock (other than Disqualified Stock) of
                  TRW Automotive Holdings or TRW Automotive Intermediate
                  Holdings issued after the Issue Date; provided, however, that
                  (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred
                  Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the
                  Company would have had a Fixed Charge Coverage Ratio of at least 2.25 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company either directly or as a contribution from TRW Automotive Holdings or
                  TRW Automotive Intermediate Holdings from any such sale of
                  Designated Preferred Stock (other than Disqualified Stock)
                  issued after the Issue Date;

                           (vii) Investments in Unrestricted Subsidiaries having
                  an aggregate Fair Market Value, taken together with all other
                  Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $100.0 million at the time of such Investment (with the Fair Market Value of each
                  Investment being measured at the time made and without giving effect to subsequent changes in value);

                                                                              51

                           (viii) the payment of dividends on the Company's
                  common stock (or the payment of dividends to TRW Automotive
                  Holdings and TRW Automotive Intermediate Holdings to fund the payment by TRW Automotive Holdings and TRW Automotive
                  Intermediate Holdings of dividends on TRW Automotive Holdings'
                  and TRW Automotive Intermediate Holdings' common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock or contributed to the
                  Company by TRW Automotive Holdings and TRW Automotive
                  Intermediate Holdings from any public offering of common
                  stock;

                           (ix) Investments that are made with Excluded
                  Contributions;

                           (x) other Restricted Payments in an aggregate amount
                  not to exceed $100.0 million;

                           (xi) the distribution, as a dividend or otherwise, of
                  shares of Capital Stock of, or Indebtedness owed to the
                  Company or a Restricted Subsidiary of the Company by,
                  Unrestricted Subsidiaries;

                           (xii) the payment of dividends, other distributions
                  or other amounts by the Company:

                                    (A) to TRW Automotive Holdings and TRW
                           Automotive Intermediate Holdings in amounts equal to
                           the amounts required for TRW Automotive Holdings and
                           TRW Automotive Intermediate Holdings to pay fees and
                           expenses required to maintain its corporate
                           existence, customary salary, bonus and other benefits
                           payable to officers and employees of TRW Automotive
                           Holdings and TRW Automotive Intermediate Holdings and
                           general corporate overhead expenses of TRW Automotive
                           Holdings and TRW Automotive Intermediate Holdings, in
                           each case to the extent such fees and expenses are
                           attributable to the ownership or operation of the
                           Company and its Subsidiaries,

                                    (B) to TRW Automotive Holdings and TRW
                           Automotive Intermediate Holdings in amounts equal to
                           amounts required for TRW Automotive Holdings and TRW
                           Automotive Intermediate Holdings to pay franchise
                           taxes and Federal, state, local and foreign income
                           taxes (including the Michigan Single Business Tax and
                           similar taxes) to the extent such income taxes are
                           attributable to the income of the Company and its
                           Restricted Subsidiaries (and, to the extent of
                           amounts actually received from its Unrestricted
                           Subsidiaries, in amounts required to pay such taxes
                           to the extent attributable to the income of such
                           Unrestricted Subsidiaries), or

                                    (C) dividends paid to TRW Automotive
                           Holdings and TRW Automotive Intermediate Holdings in
                           amounts equal to

                                                                              52

                           amounts required for TRW Automotive Holdings and TRW
                           Automotive Intermediate Holdings to pay interest
                           and/or principal on Indebtedness the proceeds of
                           which have been contributed to the Company and that
                           has been guaranteed by, or is otherwise considered
                           Indebtedness of, the Company Incurred in accordance
                           with Section 4.03;

                           (xiii) cash dividends or other distributions on the
                  Company's Capital Stock used to, or the making of loans to TRW
                  Automotive Holdings and TRW Automotive Intermediate Holdings
                  the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the offering of the Securities, the Dollar Securities and the Senior
                  Subordinated Notes or owed by TRW Automotive Holdings, TRW
                  Automotive Intermediate Holdings, the Company or its
                  Restricted Subsidiaries to Affiliates, in each case to the extent permitted by Section 4.07;

                           (xiv) repurchases of Equity Interests deemed to occur
                  upon exercise of stock options if such Equity Interests
                  represent a portion of the exercise price of such options;

                           (xv) purchases of receivables pursuant to a
                  Receivables Repurchase Obligation in connection with a
                  Qualified Receivables Financing; and

                           (xvi) the repurchase, redemption or other acquisition
                  or retirement for value of the Senior Subordinated Notes
                  pursuant to the provisions set forth in Sections 4.06 and 4.08 of the respective indentures governing the Senior Subordinated
                  Notes; provided that all Securities tendered by Holders of the
                  Securities in connection with a Change of Control Offer or an
                  Asset Sale Offer, as applicable, have been repurchased,
                  redeemed or acquired for value.

         provided, however, that at the time of, and after giving effect to, any
         Restricted Payment permitted under clauses (vi), (vii), (x), (xi) and
         (xvi), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Notwithstanding anything to the contrary in the foregoing, in no event shall any of the foregoing clauses (i) through (xvi) or any other Restricted Payment permitted under this Section 4.04 be used or relied upon for purposes of (x) making any payment in respect of, or otherwise servicing the obligations represented by, the Seller Note or (y) making any payment to fund, or otherwise in respect of, an Accelerated Monitoring Fee
         Payment, unless in the case of clause (y), prior to such payment either
         (I) a public Equity Offering by the Company, TRW Automotive Holdings or
         TRW Automotive Intermediate Holdings has occurred and the net cash proceeds thereof have been contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it or (II) a Change of Control has occurred and all Securities held by Holders that have exercised their right to require the Company to purchase such Holders' Securities in accordance with Section 4.08 have been purchased prior to such payment being made.

                                                                              53

                  (c) As of the Acquisition Date, all of the Company's
         Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted
         Subsidiary, all outstanding Investments by the Company and its
         Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of
         "Investments." Such designation shall only be permitted if a Restricted
         Payment in such amount would be permitted at such time and if such
         Subsidiary otherwise meets the definition of an Unrestricted
         Subsidiary.

                  SECTION 4.05. Dividend and Other Payment Restrictions
Affecting Subsidiaries. The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (a) (i) pay dividends or make any other distributions to the
         Company or any of its Restricted Subsidiaries (A) on its Capital Stock;
         or (B) with respect to any other interest or participation in, or by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (b) make loans or advances to the Company or any of its
         Restricted Subsidiaries;

         or

                  (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

         except in each case for such encumbrances or restrictions existing under or by reason of:

                  (1) contractual encumbrances or restrictions in effect on the
         Acquisition Date, including pursuant to the Credit Agreement and the other Senior Credit Documents;

                  (2) this Indenture, the Securities, the Dollar Securities, the
         Senior Subordinated Notes and the indentures relating to the Dollar
         Securities and the Senior Subordinated Notes;

                  (3) applicable law or any applicable rule, regulation or
         order;

                  (4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital

                                                                              54

         Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (7) restrictions on cash or other deposits or net worth
         imposed by customers under contracts entered into in the ordinary course of business;

                  (8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                  (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

                  (10) customary provisions contained in leases and other
         similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

                  (11) any encumbrance or restriction of a Receivables
         Subsidiary effected in connection with a Qualified Receivables
         Financing; provided, however, that such restrictions apply only to such
         Receivables Subsidiary;

                  (12) other Indebtedness of Restricted Subsidiaries (I) that are Guarantors that is Incurred subsequent to the Acquisition Date pursuant to Section 4.03 or (II) that is Incurred subsequent to the
         Acquisition Date pursuant to clauses (iv), (xii) or (xx) of Section
         4.03(b) by Foreign Subsidiaries; or

                  (13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

                  SECTION 4.06. Asset Sales. (a) The Company shall not, and
shall not permit any of its Restricted Subsidiaries to, cause or make an Asset
Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the
Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

                                                                              55

                           (i) any liabilities (as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary
                  (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets,

                           (ii) any notes or other obligations or other
                  securities or assets received by the Company or such
                  Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within
                  180 days of the receipt thereof (to the extent of the cash received), and

                           (iii) any Designated Non-cash Consideration received
                  by the Company or any of its Restricted Subsidiaries in such
                  Asset Sale having an aggregate Fair Market Value, taken
                  together with all other Designated Non-cash Consideration
                  received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of 2.5% of Total Assets or $100.0 million at the time of the receipt of such
                  Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being
                  measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06.

                  (b) Within 365 days after the Company's or any Restricted
         Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such
         Asset Sale, at its option:

                           (i) to permanently reduce Obligations under the
                  Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness (provided that if the Company shall so reduce Obligations under Senior Indebtedness, it shall
                  equally and ratably reduce Obligations under the Securities by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Securities) or
                  Indebtedness of a Restricted Subsidiary that is not a
                  Guarantor, in each case other than Indebtedness owed to the
                  Company or an Affiliate of the Company,

                           (ii) to an investment in any one or more businesses
                  (provided that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Company or a Restricted Subsidiary, as the case may be, owning substantially all the Capital Stock of such business), or capital expenditures, in each case used or useful in a
                  Similar Business, and/or

                           (iii) to make an investment in any one or more
                  businesses (provided that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Company or a Restricted Subsidiary, as the case

                                                                              56

                  may be, owning substantially all the Capital Stock of such business), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, the Company or such
Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash
Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities, that is an integral multiple of
(eurodollar)1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $20.0 million by mailing the notice required pursuant to the terms of
Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the
Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(e)
below. Upon completion of any such Asset Sale Offer, the amount of Excess
Proceeds shall be reset at zero.

                  (c) The Company shall comply with the requirements of Rule
         14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset
         Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this
         Indenture by virtue thereof.

                  (d) Not later than the date upon which written notice of an
         Asset Sale Offer is delivered to the Trustee as provided above, the
         Company shall deliver to the Trustee an Officers' Certificate as to (i)
         the amount of the Excess Proceeds, (ii) the allocation of the Net
         Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the
         Company or a Wholly Owned Restricted Subsidiary is acting as the paying agent, segregate and hold in trust) an amount equal to the Excess
         Proceeds to be invested in Cash Equivalents and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open
         (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the
         Paying Agent, if not the Trustee)

                                                                              57

         shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Company to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with Section 4.06 above.

                  (e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities are tendered pursuant to an
         Asset Sale Offer than the Company is required to purchase, selection of such Securities for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the
         Trustee shall deem appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of
         (eurodollar)1,000 or less shall be purchased in part.

                  (f) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder's registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased. So long as the Securities are listed on the Luxembourg Stock Exchange, such notices shall also be published in a Luxembourg newspaper of general circulation.

                  (g) A new Security in principal amount equal to the
         unpurchased portion of any Security purchased in part shall be issued in the name of the Holder thereof upon cancelation of the original
         Security. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on
         Securities or portions thereof purchased.

                  SECTION 4.07. Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $15.0 million, unless:

                           (i) such Affiliate Transaction is on terms that are
                  not materially less favorable to the Company or the relevant
                  Restricted Subsidiary than those that

                                                                              58

                  could have been obtained in a comparable transaction by the
                  Company or such Restricted Subsidiary with an unrelated
                  Person; and

                           (ii) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the
                  majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers'
                  Certificate certifying that such Affiliate Transaction
                  complies with clause (i) above.

                  (b) The provisions of Section 4.07(a) shall not apply to the following:

                           (i) transactions between or among the Company and/or
                  any of its Restricted Subsidiaries;

                           (ii) Restricted Payments permitted by Section 4.04;

                           (iii) the payment of annual management, consulting,
                  monitoring and advisory fees and expenses to Blackstone and its Affiliates in an amount in any fiscal year not to exceed
                  $7.5 million, or the payment of, or in respect of, an
                  Accelerated Monitoring Fee Payment in accordance with Section
                  4.04;

                           (iv) the payment of reasonable and customary fees
                  paid to, and indemnity provided on behalf of, officers,
                  directors, employees or consultants of the Company, TRW
                  Automotive Holdings, TRW Automotive Intermediate Holdings or
                  any Restricted Subsidiary;

                           (v) payments by the Company or any of its Restricted
                  Subsidiaries to Blackstone made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company in good faith;

                           (vi) transactions in which the Company or any of its
                  Restricted Subsidiaries, as the case may be, delivers to the
                  Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such
                  Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

                           (vii) payments or loans to employees or consultants
                  in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good
                  faith;

                           (viii) any agreement (other than with Blackstone or
                  its Affiliates) as in effect as of the Acquisition Date or any amendment thereto (so long as any such amendment is not
                  disadvantageous to the Holders of the Securities in any
                  material respect) or any transaction contemplated thereby;

                                                                              59

                           (ix) the existence of, or the performance by the
                  Company or any of its Restricted Subsidiaries of its
                  obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights
                  agreement or purchase agreement related thereto) to which it is a party as of the Acquisition Date and any amendment
                  thereto or similar agreements which it may enter into
                  thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted
                  Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Acquisition Date shall only be
                  permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise
                  disadvantageous to the Holders of the Securities in any
                  material respect;

                           (x) the payment of all fees and expenses related to
                  the Transactions, including fees to Blackstone, which are
                  described in the offering memorandum relating to the offering of the Securities, the Dollar Securities and the Senior
                  Subordinated Notes;

                           (xi) (A) transactions with customers, clients,
                  suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior
                  management of the Company, and are on terms at least as
                  favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with
                  Unrestricted Subsidiaries and joint ventures for the purchase or sale of automotive goods, products, parts and services
                  entered into in the ordinary course of business and in a
                  manner consistent with past practice;

                           (xii) any transaction effected as part of a Qualified
                  Receivables Financing; and

                           (xiii) the issuance of Equity Interests (other than
                  Disqualified Stock) of the Company, TRW Automotive Holdings or
                  TRW Automotive Intermediate Holdings to any Permitted Holder.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control,
each Holder shall have the right to require that the Company purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then

                                                                              60

prior to the mailing of the notice to Holders provided for in Section 4.08(b)
below but in any event within 30 days following any Change of Control, the
Company shall (i) repay in full all Bank Indebtedness or (ii) obtain the requisite consent, if required, under the agreements governing the Bank
Indebtedness to permit the repurchase of the Securities as provided for in
Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the
         Company shall mail a notice (the "Change of Control Offer") to each
         Holder with a copy to the Trustee and, so long as the Securities are listed on the Luxembourg Stock Exchange, publish in a Luxembourg newspaper of general circulation, stating:

                           (i) that a Change of Control has occurred and that
                  such Holder has the right to require the Company to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, on the relevant interest payment date);

                           (ii) the circumstances and relevant facts and
                  financial information regarding such Change of Control;

                           (iii) the purchase date (which shall be no earlier
                  than 30 days nor later than 60 days from the date such notice is mailed); and

                           (iv) the instructions determined by the Company,
                  consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new
         Securities equal in principal amount to the unpurchased portion of the
         Securities surrendered.

                  (d) On the purchase date, all Securities purchased by the
         Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control
         Offer in the manner, at the times and otherwise in

                                                                              61

         compliance with the requirements set forth in Section 4.08(b)
         applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such
         Change of Control Offer.

                  (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

                  (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of
         Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this
         Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.09. Compliance Certificate. The Company shall
deliver to the Trustee within 120 days after the end of each fiscal year of the
Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the
Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Guarantors on Acquisition Date; Future
Guarantors. (a) Pursuant to Section 4(u) of the Purchase Agreement (as defined in the Appendix), the Company shall, on the Acquisition Date, cause each of the
Company's direct and indirect Wholly Owned Restricted Subsidiaries that are
Domestic Subsidiaries (after giving effect to the consummation of the
Acquisition), other than any such Subsidiary that is a Receivables Subsidiary, that guarantees any Indebtedness under the Credit Agreement, to execute and deliver to the Trustee a supplemental indenture substantially in the form of
Exhibit C pursuant to which each such Subsidiary shall guarantee payment of the
Securities.

                  (b) On and after the Acquisition Date, the Company shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary
         (unless such Subsidiary is a Receivables Subsidiary) that:

                                                                              62

                           (i) guarantees any Indebtedness of TRW Automotive
                  Holdings, the Company or any of its Restricted Subsidiaries;
                  or

                           (ii) Incurs any Indebtedness or issues any shares of
                  Disqualified Stock or Preferred Stock permitted to be Incurred or issued pursuant to Section 4.03(a) or clauses (i), (xii) or
                  (xix) of Section 4.03(b) or not permitted to be Incurred by
                  Section 4.03:

to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary shall guarantee payment of the Securities. In addition, the Company shall cause each non-wholly owned
Domestic Subsidiary that is a Significant Subsidiary that guarantees any
Indebtedness under the Credit Agreement to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary will guarantee payment of the Securities.

                  (c) If TRW Automotive Holdings or TRW Automotive Intermediate
         Holdings is engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital
         Stock of the Company or TRW Automotive Intermediate Holdings, as
         applicable, or acquires any assets that are material, other than
         Capital Stock of the Company or TRW Automotive Intermediate Holdings,
         as applicable, TRW Automotive Holdings or TRW Automotive Intermediate
         Holdings, as applicable, shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which TRW Automotive Holdings or TRW Automotive Intermediate
         Holdings, as applicable, will guarantee payment of the Securities.

                  (d) If, and so long as, TRW Automotive Finance (Luxembourg),
         SARL, a Luxembourg company that will become a Restricted Subsidiary on the Acquisition Date ("TRW Automotive Luxembourg"), provides a guarantee under the Credit Agreement , the Company shall cause TRW
         Automotive Luxembourg to provide, to the fullest extent permitted under applicable Luxembourg law, a Senior Guarantee of the Guaranteed
         Obligations by executing and delivering to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which TRW
         Automotive Luxembourg will guarantee payment of the Securities (such supplemental indenture to be initially executed and delivered on the
         Acquisition Date).

                  SECTION 4.12. Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create,
Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries unless the Securities are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require the Company or any Restricted Subsidiary to secure the Securities if the Lien consists of a Permitted Lien.

                  (b) No Restricted Subsidiary that is a Guarantor shall
         directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any

                                                                              63

         income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Guarantor unless the Senior Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated on right of payment to such Guarantor's Senior Guarantee) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require any
         Restricted Subsidiary that is a Guarantor to secure its Senior
         Guarantee if the Lien consists of a Permitted Lien.

                  SECTION 4.13. Limitation on Ability of Company to Release
Funds from Escrow. The Company agrees that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrow Property (as defined in the Escrow Agreement) can be released and
(ii) it will not attempt to have any Escrow Property (as defined in the Escrow
Agreement) released from escrow except in accordance with the Escrow Agreement.

                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a)
The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

                           (i) the Company is the surviving corporation or the
                  Person formed by or surviving any such consolidation or merger
                  (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United
                  States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company");

                           (ii) the Successor Company (if other than the
                  Company) expressly assumes all the obligations of the Company under this Indenture and the Securities pursuant to
                  supplemental indentures hereto or other documents or
                  instruments in form reasonably satisfactory to the Trustee;

                           (iii) immediately after giving effect to such
                  transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted
                  Subsidiaries as a result of such transaction as having been
                  Incurred by the Successor Company or such Restricted
                  Subsidiary at the time of such transaction) no Default or
                  Event of Default shall have occurred and be continuing;

                           (iv) immediately after giving pro forma effect to
                  such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

                                                                              64

                                             (A) the Successor Company would be
                                    permitted to Incur at least $1.00 of
                                    additional Indebtedness pursuant to the
                                    Fixed Charge Coverage Ratio test set forth
                                    in Section 4.03(a) or

                                             (B) the Fixed Charge Coverage Ratio
                                    for the Successor Company and its Restricted
                                    Subsidiaries would be greater than such
                                    ratio for the Company and its Restricted
                                    Subsidiaries immediately prior to such
                                    transaction;

                           (v) each Guarantor, unless it is the other party to
                  the transactions described above, shall have by supplemental indentures hereto confirmed that its Senior Guarantee shall apply to such Person's obligations under this Indenture and the Securities; and

                           (vi) the Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each
                  stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

                  The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Securities. Notwithstanding the foregoing clauses (iii) and (iv), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the
Company or to another Restricted Subsidiary and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

                  (b) Subject to the provisions of Section 11.02(b) (which
         govern the release of a Senior Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Guarantor), no Guarantor shall, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

                           (i) such Guarantor is the surviving corporation or
                  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the
                  United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

                           (ii) the Successor Guarantor (if other than such
                  Guarantor) expressly assumes all the obligations of such
                  Guarantor under this Indenture and such Guarantor's Senior
                  Guarantee pursuant to supplemental indentures or other
                  documents or instruments in form reasonably satisfactory to the Trustee;

                                                                              65

                           (iii) immediately after giving effect to such
                  transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its
                  Subsidiaries as a result of such transaction as having been
                  Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

                           (iv) such Guarantor shall have delivered or caused
                  to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any)
                  comply with this Indenture.

                  The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Senior Guarantee.
Notwithstanding the foregoing, a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States so long as the amount of Indebtedness of the
Guarantor is not increased thereby.

                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in any payment of interest on any
         Security when the same becomes due and payable or in any payment of additional interest, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of principal or
         premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (c) the Company fails to comply with Section 5.01;

                  (d) the Company fails to comply with any of its obligations under the covenants set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06,
         4.07, 4.08, 4.11 and 4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

                  (e) the Company or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c), or (d) above) and such failure continues for 60 days after the notice specified below;

                  (f) the Company or any Significant Subsidiary fails to pay any
         Indebtedness (other than Indebtedness owing to the Company or a
         Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent at the time

                                                                              66

         and such failure continues for 10 days after the notice specified below; provided, however, that no Event of Default shall be deemed to arise under this Indenture with respect to the acceleration of the
         Lucas Bonds so long as not later than two Business Days after the date of any such acceleration and at all times thereafter until the Lucas
         Bonds have been repaid in full or such acceleration has been withdrawn, revoked or annulled, a Qualified Letter of Credit has been issued and remains in effect;

                  (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or
         decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its
                  property; or

                           (iii) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (i) the Company or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof; or

                  (j) any Senior Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Senior Guarantee and such Default continues for
         10 days after the notice specified below.

                                                                              67

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d) or (e) above shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Guarantor, as applicable, does not cure such Default within the time specified in clauses (d) or (e) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of
Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01 (g) or (h) with respect to the
Company) occurs and is continuing, the Trustee by notice to the Company, or the
Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01 (g) or (h)
with respect to the Company occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing
Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not
possess any of the Securities or does not produce any of them in the proceeding.
A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                                                                              68

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a
majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no
Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                           (i) the Holder gives to the Trustee written notice
                  stating that an Event of Default is continuing;

                           (ii) the Holders of at least 25% in principal amount
                  of the Securities make a written request to the Trustee to pursue the remedy;

                           (iii) such Holder or Holders offer to the Trustee
                  reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                           (iv) the Trustee does not comply with the request
                  within 60 days after receipt of the request and the offer of security or indemnity; and

                           (v) the Holders of a majority in principal amount of
                  the Securities do not give the Trustee a direction
                  inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the
         rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, interest on and additional interest (if any)
on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the

                                                                              69

enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of
Default specified in Section 6.01(a) or (b) occurs and is continuing, the
Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the
Securities) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee
may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the
         Securities for principal and interest, ratably, and any additional interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any additional interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                                                                              70

                  SECTION 6.12. Waiver of Stay or Extension Laws. Neither the
Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default
has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this
                  Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the
                  statements and the correctness of the opinions expressed
                  therein, upon certificates or opinions furnished to the
                  Trustee and conforming to the requirements of this Indenture.
                  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                           (i) this paragraph does not limit the effect of
                  paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the
                  pertinent facts;

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in
                  accordance with a direction received by it pursuant to Section
                  6.05; and

                                                                              71

                           (iv) no provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
         Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the
         Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may
conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee
         shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be
         responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the
         Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the
         Company, personally or by

                                                                              72

         agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The rights, privileges, protections, immunities and
         benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and
7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Senior Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the
Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Guarantor or any Holder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.
In addition, during the term of the Escrow Agreement, the Trustee shall provide written notice to the Escrow Agent thereunder upon the occurrence of a Default,
Event of Default or the principal of, premium, if any, and accrued but unpaid interest on the Securities having become immediately due and payable pursuant to
Section 6.02 and either (x) a court of competent jurisdiction by final and nonappealable judgment having determined that such acceleration of the
Securities was appropriate as a result of a bona fide Event of Default hereunder or (y) such acceleration not having been rescinded prior to March 10, 2003, in each case of which the Trustee has actual knowledge.

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                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with the December 31 following the date of this Indenture, and in any event prior to December 31 in each year, the
Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the
Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services.
The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.
Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense
(including reasonable attorneys' fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and additional interest, if any, on particular
Securities.

                  The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the
Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the
Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

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                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may
resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the
Trustee and may appoint a successor Trustee. The Company shall remove the
Trustee if:

                           (i) the Trustee fails to comply with Section 7.10;

                           (ii) the Trustee is adjudged bankrupt or insolvent;

                           (iii) a receiver or other public officer takes charge
                  of the Trustee or its property; or

                           (iv) the Trustee otherwise becomes incapable of
                  acting.

                  (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the
         Trustee in such event being referred to herein as the retiring
         Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
         Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                                                                              75

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such
Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the
TIA; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any indenture or indentures (including the indentures dated as of the date hereof between the Company and The Bank of New
York, as Trustee, relating to the Senior Subordinated Notes and the Dollar
Securities) under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

                  SECTION 7.11. Preferential Collection of Claims Against
Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or Government Securities, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government
Securities have been so deposited), to pay the principal of and interest and additional interest, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and additional interest, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to
Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the
cost and expense of the Company.

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                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any
         time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and 4.12
         and the operation of Section 5.01 and Sections 6.01(c), 6.01(d),
         6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the
         Company only), 6.01(h) (with respect to Significant Subsidiaries of the
         Company only), 6.01(i) and 6.01(j) ("covenant defeasance option"). The
         Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the
         Company terminates all of its obligations under the Securities and this
         Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Senior
         Guarantee shall be terminated simultaneously with the termination of such obligations.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the
Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(c),
6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only),
6.01(h) (with respect to Significant Subsidiaries only), 6.01(i), 6.01(j) or because of the failure of the Company to comply with Section 5.01.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08
         and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

                  SECTION 8.02. Conditions to Defeasance. (a) The Company may
exercise its legal defeasance option or its covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust with
                  the Trustee money in an amount sufficient or Government
                  Securities, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and additional interest (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                           (ii) the Company delivers to the Trustee a
                  certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of
                  principal and interest when due and without reinvestment on the deposited Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and additional interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

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                           (iii) 123 days pass after the deposit is made and
                  during the 123-day period no Default specified in Section
                  6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

                           (iv) the deposit does not constitute a default under
                  any other agreement binding on the Company;

                           (v) the Company delivers to the Trustee an Opinion of
                  Counsel to the effect that the trust resulting from the
                  deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (vi) in the case of the legal defeasance option, the
                  Company shall have delivered to the Trustee an Opinion of
                  Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of
                  Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a
                  result of such deposit and defeasance and will be subject to
                  Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                           (vii) in the case of the covenant defeasance option,
                  the Company shall have delivered to the Trustee an Opinion of
                  Counsel to the effect that the Holders will not recognize
                  income, gain or loss for Federal income tax purposes as a
                  result of such deposit and defeasance and will be subject to
                  Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                           (viii) the Company delivers to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  (b) Before or after a deposit, the Company may make
         arrangements satisfactory to the Trustee for the redemption of
         Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from Government
Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and additional interest, if any, on the
Securities.

                  SECTION 8.04. Repayment to Company. Each of the Trustee and
the Paying Agent shall promptly turn over to the Company upon request any money or Government Securities held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government
Securities have been so deposited), are in excess of the amount

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thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or additional interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 8.05. Indemnity for Government Obligations. The
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
unable to apply any money or Government Securities in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this
Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest or additional interest on, any
Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying
Agent.

                                    ARTICLE 9

                             Amendments and Waivers

                  SECTION 9.01. Without Consent of Holders. The Company, the
Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated
         Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add additional Senior Guarantees with respect to the
         Securities or to secure the Securities;

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                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the
         rights of any Holder; or

                  (8) to provide for the issuance of the Exchange Securities or
         Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

                  After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.
The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. With Consent of Holders. (a) The Company, the
Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the
Securities). However, without the consent of each Holder affected, an amendment may not:

                           (i) reduce the amount of Securities whose Holders
                  must consent to an amendment;

                           (ii) reduce the rate of or extend the time for
                  payment of interest or additional interest on any Security;

                           (iii) reduce the principal of or extend the Stated
                  Maturity of any Security;

                           (iv) reduce the premium payable upon the redemption
                  of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                           (v) make any Security payable in money other than
                  that stated in the Security;

                           (vi) make any change in Section 6.04 or 6.07 or the
                  second sentence of this Section 9.02; or

                           (vii) modify the Senior Guarantees in any manner
                  adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

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                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.
The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the
Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such
Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers'
Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii)
satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii)
execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

                  (b) The Company may, but shall not be obligated to, fix a
         record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those
         Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than
         120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an
amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the
Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the
Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01)
shall be fully protected in relying upon, an Officers' Certificate and an
Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and

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binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  SECTION 9.07. Payment for Consent. Neither the Company nor any
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                Senior Guarantees

                  SECTION 10.01. Senior Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at
Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed
         Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
         (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the
         Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section
         10.02(b).

                  (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the
         Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives

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         any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such
         Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

                  (d) Each Guarantor further agrees that its Senior Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed
         Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any
         Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any
         Guarantor as a matter of law or equity.

                  (f) Each Guarantor agrees that its Senior Guarantee shall
         remain in full force and effect until payment in full of all the
         Guaranteed Obligations. Each Guarantor further agrees that its Senior
         Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or additional interest, if any, on any
         Guaranteed Obligation is rescinded or must otherwise be restored by any
         Holder or the Trustee upon the bankruptcy or reorganization of the
         Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the
         Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the
         Company to the Holders and the Trustee.

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                  (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any
         Guaranteed Obligations guaranteed hereby until payment in full of all
         Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any
         Senior Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed
         Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article
         6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section
         10.01.

                  (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 10.02. Limitation on Liability. (a) Any term or
provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any
Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) A Senior Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 10 upon the sale
         (including through merger or consolidation) of the Capital Stock where, after such sale, such Guarantor is no longer a Subsidiary of the
         Company, or all or substantially all the assets, of the applicable
         Guarantor if:

                           (i) such sale is made in compliance with Section
                  4.06; and

                           (ii) such Guarantor is released from its guarantees,
                  if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other
                  Indebtedness of the Company or any Subsidiary of the Company.

A Senior Guarantee also shall be automatically released upon the applicable
Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement. Upon the release of the guarantee of TRW Automotive
Holdings, TRW Automotive Intermediate Holdings or TRW Automotive Luxembourg, as
applicable, under the Credit Agreement, the Senior Guarantee of TRW Automotive
Holdings (if any), TRW Automotive Intermediate Holdings (if any) or TRW
Automotive Luxembourg, as applicable,

                                                                              84

shall be released and discharged at such time. In addition, a Senior Guarantee made by any Restricted Subsidiary shall be automatically released if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing any such release (in the form provided by the Company).

                  SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the
Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Execution of Supplemental Indenture for Future
Guarantors. Each Subsidiary and other Person which is required to become a
Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the
Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the
Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Senior
Guarantee of such Guarantor is a legal, valid and binding obligation of such
Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

                  SECTION 10.07. Non-Impairment. The failure to endorse a Senior
Guarantee on any Security shall not affect or impair the validity thereof.

                                                                              85

                                   ARTICLE 11

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If and to the
extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision")
included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 11.02. Notices. (a) Any notice or communication shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

                                   if to the Company:

                                   TRW Automotive Acquisition Corp.
                                   12025 Tech Center Drive
                                   Livonia, MI 48150
                                   Attention of: General Counsel
                                   Facsimile:  (734) 266-4590

                                   if to the Trustee:

                                   The Bank of New York
                                   101 Barclay Street, F1. 21W
                                   New York, New York 10286
                                   Attention of:  Corporate Trust Administration
                                   Facsimile:  (212) 815-5802

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. So long as the Securities are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, such notice to the Holders of the Securities will be published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in
         Saturday, Sunday or holiday editions.

                  (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other
         Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                                                              86

                  SECTION 11.03. Communication by Holders with Other Holders.
Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The
Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

                  SECTION 11.04. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09)
shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the
         examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Holders. The
Registrar and the Paying Agent may make reasonable rules for their functions.

                                                                              87

                  SECTION 11.08. Legal Holidays. If a payment date is not a
Business Day, payment shall be made on the next succeeding day that is a
Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

                  SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE
SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

                  SECTION 11.10. No Recourse Against Others. A director,
officer, employee or stockholder, as such, of the Company or any of the
Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability.
The waiver and release shall be part of the consideration for the issue of the
Securities.

                  SECTION 11.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind its successors.
All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 11.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

                                                                              88

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           TRW AUTOMOTIVE ACQUISITION CORP.

                                             By   /s/ Neil P. Simpkins
                                                --------------------------------
                                                Name:  Neil P. Simpkins
                                                Title: President

                                           THE BANK OF NEW YORK, as Trustee

                                             By   /s/ Hector S. Herrera
                                                --------------------------------
                                                Name:  Hector S. Herrera
                                                Title: Vice President

                                                                      APPENDIX A

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

         1.   Definitions

         1.1. Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security,
Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or
Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global
Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any
successor securities clearing agency.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as
described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Ltd., Credit
Suisse First Boston Europe Ltd., Lehman Brothers International (Europe),
Deutsche Bank AG London, Banc of America Securities Limited, Scotia Capital
Inc., TD Securities (USA) Inc. and SunTrust Capital Markets, Inc.

                  "Purchase Agreement" means (a) the Purchase Agreement dated
February 6, 2003, between the Company and the Initial Purchasers (and certain of their affiliates) and (b) any other similar Purchase Agreement relating to
Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in
Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial
Securities, to issue and deliver to such

                                                                               2

Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Exchange and Registration
Rights Agreement dated February 18, 2003 between the Company and the Initial
Purchasers relating to the Securities and (b) any other similar Exchange and
Registration Rights Agreement relating to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional
Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the
Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a
Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear or are subject to the
Restricted Securities Legend.

                                                                               3

         1.2. Other Definitions

                                                                         Term:
                                                                         -----
                                                           Defined in Section:
                                                           -------------------
"Agent Members".......................................................  2.1(c)
"IAI Global Security".................................................  2.1(b)
"Global Security".....................................................  2.1(b)
"Regulation S Global Security"........................................  2.1(b)
"Rule 144A Global Security"...........................................  2.1(b)

         2.  The Securities

         2.1 Form and Dating

                  (a) The Initial Securities issued on the date hereof will be
(i) offered and sold by the Company pursuant to the Purchase Agreement and (ii)
resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more
Purchase Agreements in accordance with applicable law.

                  (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and
Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and
Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the
Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Issue Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this
Indenture to accommodate transfers of beneficial interests in the Securities to
IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the
Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period.
The Rule 144A Global Security, the IAI Global Security and the Regulation S
Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term
"Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and
2.4 shall also include any Security in global form issued in connection with a
Registered Exchange Offer. The aggregate principal amount of the Global
Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                                                                               4

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver initially one or more Global
Securities that (i) shall be registered in the name of the Depositary for such
Global Security or Global Securities or the nominee of such Depositary and (ii)
shall be delivered by the Trustee to such Depositary or pursuant to such
Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent
Members") shall have no rights under this Indenture with respect to any Global
Security held on their behalf by the Depositary or by the Trustee as Securities
Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the
Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2      Authentication. The Trustee shall authenticate and make
available for delivery upon a written order of the Company signed by one Officer
(a) Original Securities for original issue on the date hereof in an aggregate principal amount of (eurodollar)200,000,000, (b) subject to the terms of this
Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange
Securities for issue only in a Registered Exchange Offer pursuant to the
Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the
Securities to be authenticated, the date on which the original issue of
Securities is to be authenticated and whether the Securities are to be Initial
Securities or Exchange Securities. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional
Securities after the Issue Date shall be in a principal amount of at least
(eurodollar)1,000, whether such Additional Securities are of the same or a different series than the Original Securities.

         2.3      Transfer and Exchange.  (a) Transfer and Exchange of
Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Securities; or

                  (ii) to exchange such Definitive Securities for an equal
         principal amount of Definitive Securities of other authorized denominations,

                                                                               5

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written
         instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are
         accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such
                  Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial
                  Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in
                  accordance with Rule 144 under the Securities Act or in
                  reliance upon another exemption from the registration
                  requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the
                  Initial Security) and (y) if the Company so requests, an
                  opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a
Beneficial Interest in a Global Security. A Definitive Security may not be
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with
         Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the
         Global Security, such instructions to contain information regarding the
         Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the
         Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the

                                                                               6

         Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no
         Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to
         Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an
         Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The
         transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the
         Depositary to be credited with a beneficial interest in such Global
         Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global
         Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through
         Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A
         Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of
         Exhibit D to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another
         Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the
         Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix
         (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor
         Depositary.

                                                                               7

                  (iv) In the event that a Global Security is exchanged for
         Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf
         Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3
         (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) Restrictions on Transfer of Regulation S Global Security.
(i) Prior to the expiration of the Restricted Period, interests in the
Regulation S Global Security may only be held through Euroclear or Clearstream.
During the Restricted Period, beneficial ownership interests in the Regulation S
Global Security may only be sold, pledged or transferred through Euroclear or
Clearstream in accordance with the Applicable Procedures and only (1) to the
Company, (2) so long as such security is eligible for resale pursuant to Rule
144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, (3) in an offshore transaction in accordance with Regulation S, (4)
pursuant to an exemption from registration under the Securities Act provided by
Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in each case, in a minimum principal amount of Securities of the euro equivalent of $250,000 or (6)
pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the
United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global
Security or the IAI Global Security shall be made only in accordance with
Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of the euro equivalent of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Security certificate evidencing the Global
         Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in

                                                                               8

         substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY
         STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR
         PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED,
         PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
         REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT
         TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN
         BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED
         SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO
         THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS
         AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON
         WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS
         SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE
         COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN
         DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE
         SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
         SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A
         "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES
         FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL
         BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN
         RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR
         OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE
         SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF
         RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN
         INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN
         ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED
         INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES
         OF THE EURO EQUIVALENT OF $250,000, FOR INVESTMENT PURPOSES AND NOT
         WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION
         IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER
         AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
         SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR
         TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F)
         TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR
         OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE
         REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION
         TERMINATION DATE."

                                                                               9

Each Definitive Security shall bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
         REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS
         SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER
         COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted
         Security that is a Definitive Security, the Registrar shall permit the
         Holder thereof to exchange such Transfer Restricted Security for a
         Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted
         Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial
         Security).

                  (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the
         Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such
         Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial
         Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the
         Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon a sale or transfer after the expiration of the
         Restricted Period of any Initial Security acquired pursuant to
         Regulation S, all requirements that such Initial Security bear the
         Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for
Definitive Securities, transferred, redeemed, repurchased or canceled, such
Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for
Definitive Securities, transferred in exchange for an interest in another Global
Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the

                                                                              10

Securities Custodian for such Global Security) with respect to such Global
Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of
Securities.

                  (i) To permit registrations of transfers and exchanges, the
         Company shall execute and the Trustee shall authenticate, Definitive
         Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this
         Indenture).

                  (iii) Prior to the due presentation for registration of
         transfer of any Security, the Company, the Trustee, the Paying Agent or
         the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar
         shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange
         pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the
         Securities surrendered upon such transfer or exchange.

                  (h)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). In addition, for so long as the
         Securities are listed on the Luxembourg Stock Exchange and the rules of such securities exchange so require, notices to Holders of the
         Securities shall be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger
         Wort). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                                                                              11

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4      Definitive Securities

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time the
Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such cessation, or (ii) the Depositary so requests, or any beneficial owner thereof requests such exchange in writing delivered through the Depositary, in either case, following an Event of Default under this Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the
Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of (eurodollar)1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive
Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities
Legend.

                  (c) Subject to the provisions of Section 2.4(b), the
registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through
Agent Members, to take any action which a Holder is entitled to take under this
Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events
specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A
SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE
OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION
HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR
OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH
TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON
ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED
SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE
(THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER
OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY
AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION
STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO
LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED
INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT
OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER

                                                                               2

TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE
144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES
WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN
"ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7)
UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING
THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL
ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE
SECURITIES OF THE EURO EQUIVALENT OF $250,000, FOR INVESTMENT PURPOSES AND NOT
WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN
VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE
COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF
COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE
RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO
THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH
TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH
THE FOREGOING RESTRICTIONS.

                                                                               1

No.                                                      (eurodollar)__________

                          10 1/8% Senior Note due 2013

                                                               CUSIP No. ______
                                                               ISIN No. _______

                  TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation,
promises to pay to Cede & Co., or registered assigns, the principal sum [of
Euros] [listed on the Schedule of Increases or Decreases in Global Security
attached hereto]1 on February 15, 2013.

                  Interest Payment Dates:  February 15 and August 15.

                  Record Dates:  February 1 and August 1.

--------------
      1    Use the Schedule of Increases and Decreases language if Note is in
           Global Form.

                                                                               2

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                         TRW AUTOMOTIVE ACQUISITION CORP.,

                                         by

                                               --------------------------------
                                               Name:
                                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
   --------------------------------------
            Authorized Signatory

----------------------
*        If the Security is to be issued in global form, add the Global
         Securities Legend and the attachment from Exhibit A captioned "TO BE
         ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN
         GLOBAL SECURITY".

                                                                               3

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          10 1/8% Senior Note due 2013

1.  Interest

                  (a) TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation
(such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 18, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) Additional Interest. The Holder of this Security is
entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of February 18, 2003, between the Company and the Euro Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the
Registration Agreement. If (i) the Shelf Registration Statement, if required, is not declared effective within 290 days after the Issue Date, (ii) the Registered
Exchange Offer is not consummated on or prior to 290 days after the Issue Date, or (iii) the Shelf Registration Statement is filed and declared effective within
290 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) and such failure to remain effective exists for more than 60 days (whether or not consecutive) in any twelve-month period (each such event referred to in clauses
(i) through (iii), a "Registration Default"), the Company shall pay additional interest to each Holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to (x) 0.25% per annum for the first 90-day period immediately following such Registration Default and (y) an additional 0.25% per annum with respect to each consecutive 90-day period that occurs after the date on which such Registration Default occurs, up to a maximum of 1.00% per annum of Additional Interest, until the applicable Registration
Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each
Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security until the date on

                                                                               4

which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the
Securities Act.

2.  Method of Payment

                  The Company shall pay interest on the Securities (except
defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, additional interest, if any, and interest in money of the European Union that at the time of payment is legal tender for payment of public and private debts.
Payments in respect of the Securities represented by a Global Security
(including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.
The Company will make all payments in respect of a certificated Security
(including principal, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the
Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least
(eurodollar)1,000,000 aggregate principal amount of Securities, by wire transfer to a euro account maintained by the payee with a bank in a member state of the
European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, The Bank of New York , a New York banking
corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as
Paying Agent or Registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of February 18, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA").
Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the
Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the
Company. This Security is one of the Initial Securities referred to in the
Indenture. The Securities include the Initial Securities and any Exchange
Securities issued in exchange for Initial Securities pursuant to the

                                                                               5

Indenture. The Initial Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such
Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with
Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

                  To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the
Guarantors will jointly and severally unconditionally guarantee the Guaranteed
Obligations on a senior basis pursuant to the terms of the Indenture.

5.  Optional and Special Redemption

                  Except as set forth in the following two paragraphs, the
Securities shall not be redeemable at the option of the Company prior to
February 15, 2008. Thereafter, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days'
prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

            Year                                   Redemption Price
            ----                                   ----------------

            2008                                   105.063%
            2009                                   103.375%
            2010                                   101.688%
            2011 and thereafter                    100.000%

                  In addition, at any time and from time to time prior to
February 15, 2006, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (i) by the Company or (ii) by TRW Automotive
Holdings or TRW Automotive Intermediate Holdings, in each case, to the extent the net cash proceeds thereof are contributed to the Company or used to purchase
Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original

                                                                               6

aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remains outstanding after each such redemption. Any such redemption shall be made within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                  Notwithstanding the foregoing, in the event that (i) in the sole judgment of the Company, the Acquisition will not be consummated by March
11, 2003, then the Company may redeem the Securities, in whole but not in part, at its sole option on or prior to March 11, 2003, upon one Business Day's notice, at a redemption price (the "Special Redemption Price") in cash equal to
100% of the issue price of the Securities plus accrued and unpaid interest to the Special Redemption Date or (ii) the Acquisition has not been consummated on or prior to March 10, 2003, then the Company shall mandatorily redeem all the
Securities on March 11, 2003, at the Special Redemption Price. The "Special
Redemption Date" means the earlier of (a) the date that the Company elects to redeem all the Securities if, in the sole judgment of the Company, the
Acquisition will not be consummated prior to March 11, 2003, or (b) March 11,
2003, if the Acquisition is not consummated on or prior to March 10, 2003
(either redemption, a "Special Redemption").

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption (other than a Special Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. At least one Business Day before a Special Redemption Date, the Company shall provide or cause to be provided a notice of Special Redemption to each Holder. Securities in denominations larger than (eurodollar)1,000 may be redeemed in part but only in whole multiples of (eurodollar)1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control and
    Asset Sales

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and additional interest, if any, on the relevant interest payment date that is on or prior to the date of purchase)
as provided in, and subject to the terms of, the Indenture.

                                                                               7

                  In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in
denominations of (eurodollar)1,000 and whole multiples of (eurodollar)1,000. A
Holder may transfer or exchange Securities in accordance with the Indenture.
Upon any transfer or exchange, the Registrar and the Trustee may require a
Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered
Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal, interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying
Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment,
Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal of, and interest and additional interest, if any, on the
Securities to redemption, or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i)
the Indenture or the Securities may be amended without prior notice to any
Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the
Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or

                                                                               8

inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated
Securities; (iv) to add Senior Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or
Additional Securities.

14.  Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the
Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an
Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the
Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding
Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the
Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other
Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities

                                                                               9

and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the
Company or any Guarantor shall not have any liability for any obligations of the
Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a
Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.  CUSIP Numbers and ISINs

                  The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON
WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH
HAS IN IT THE TEXT OF THIS SECURITY.

                                                                              10

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.

------------------------------------------------------------

Date: ________________ Your Signature: _____________________

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                                                                              11

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to (eurodollar)_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ]      has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a
         Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated
         above);

[ ]      has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Company; or

         (2)      [ ]      to the Registrar for registration in the name of the
                           Holder, without transfer; or

         (3)      [ ]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (4)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under
                           the Securities Act of 1933) that purchases for its
                           own account or for the account of a qualified
                           institutional buyer to whom notice is given that such
                           transfer is being made in reliance on Rule 144A, in
                           each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (5)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the
                           Securities Act in compliance with Rule 904 under the
                           Securities Act of 1933 and such Security shall be
                           held immediately after the transfer through Euroclear
                           or Clearstream until the expiration of the Restricted
                           Period (as defined in the Indenture); or

         (6)      [ ]      to an institutional "accredited investor" (as defined
                           in Rule 501(a)(1), (2), (3) or (7) under the
                           Securities Act of 1933) that has furnished to the
                           Trustee a signed letter containing certain
                           representations and agreements; or

                                                                              12

         (7)      [ ]      pursuant to another available exemption from
                           registration provided by Rule 144 under the
                           Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any
         Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                     ------------------------
                                                     Your Signature
Signature Guarantee:

Date: ________________________                       ------------------------
Signature must be guaranteed                         Signature of Signature
by a participant in a                                Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                                                                              13

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a
"qualified institutional buyer" within the meaning of Rule 144A under the
Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: -------------------         -------------------------------
                                       NOTICE:  To be executed by
                                                an executive officer

                                                                              14

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
(eurodollar)[    ]. The following increases or decreases in this Global Security have been made:

Date of                  Amount of decrease      Amount of increase      Principal amount of      Signature of
Exchange                 in Principal  Amount    in Principal Amount     this Global Security     authorized signatory
                         of this Global          of this Global          following such           of Trustee or
                         Security                Security                decrease or increase     Securities Custodian

                                                                              15

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE
COMPANY PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE
INDENTURE, CHECK THE BOX:

                     ASSET SALE [ ]   CHANGE OF CONTROL [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY
PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE,
STATE THE AMOUNT ((EURODOLLAR)1,000 OR AN INTEGRAL MULTIPLE THEREOF):

(EURODOLLAR)

DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:_______________________________________
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A
RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR
ACCEPTABLE TO THE TRUSTEE

                                                                      EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A
SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                                                               2

No.                                                      (eurodollar)__________

                          10 1/8% Senior Note due 2013

                                                               CUSIP No. ______
                                                               ISIN No._______

                  TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation,
promises to pay to Cede & Co., or registered assigns, the principal sum [of
           Euros] [listed on the Schedule of Increases or Decreases in Global
Security attached hereto](2) on February 15, 2013.

                  Interest Payment Dates:  February 15 and August 15.

                  Record Dates:  February 1 and August 1.

-------------------------------
         (2)    Use the Schedule of Increases and Decreases language if Note is in Global Form.

                                                                               3

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            TRW AUTOMOTIVE ACQUISITION CORP.,

                                                  by

                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

         by
            -----------------------------
                Authorized Signatory

-------------
*  If the Security is to be issued in global form, add the Global Securities
Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL
SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                          10 1/8% Senior Note due 2013

1.  Interest

                  TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on February 15 and August 15 of each year.
Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 18, 2003 until the principal hereof is due.
Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Company shall pay interest on the Securities (except
defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the
Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.
The Company will make all payments in respect of a certificated Security
(including principal, premium, if any, and interest), at the office of the
Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof;
provided, however, that payments on the Securities may also be made, in the case of a Holder of at least (eurodollar)1,000,000 aggregate principal amount of
Securities, by wire transfer to a euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking
corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as
Paying Agent or Registrar.

                                                                               5

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of February 18, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA").
Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the
Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the
Company. This Security is one of the Exchange Securities referred to in the
Indenture. The Securities include the Initial Securities, the Additional
Securities and any Exchange Securities issued in exchange for the Initial
Securities pursuant to the Indenture. The Initial Securities and Exchange
Securities are treated as a single class of securities under the Indenture. The
Indenture imposes certain limitations on the ability of the Company and its
Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur
Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset
Sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption

                  Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to February 15, 2008.
Thereafter, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

             Year                                 Redemption Price
             ----                                 ----------------

             2008                                 105.063%
             2009                                 103.375%
             2010                                 101.688%
             2011 and thereafter                  100.000%

                                                                               6

                  In addition, at any time and from time to time prior to
February 15, 2006, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (i) by the Company or (ii) by TRW Automotive
Holdings or TRW Automotive Intermediate Holdings, in each case, to the extent the net cash proceeds thereof are contributed to the Company or used to purchase
Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remains outstanding after each such redemption. Any such redemption shall be made within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each
Holder of Securities to be redeemed at his, her or its registered address.
Securities in denominations larger than (eurodollar)1,000 may be redeemed in part but only in whole multiples of (eurodollar)1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control and
    Asset Dispositions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase
(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the
Indenture.

                                                                               7

                  In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in
denominations of (eurodollar)1,000 and whole multiples of (eurodollar)1,000. A
Holder may transfer or exchange Securities in accordance with the Indenture.
Upon any transfer or exchange, the Registrar and the Trustee may require a
Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered
Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains
unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption, or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i)
the Indenture or the Securities may be amended without prior notice to any
Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company , the
Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Senior Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of

                                                                               8

the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities, or
Additional Securities.

14.  Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the
Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an
Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the
Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding
Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the
Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other
Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                                                                               9

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the
Company or any Guarantor shall not have any liability for any obligations of the
Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a
Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JETTED TEN (=joint tenants with rights of survivorship and not as tenants in common), CUT (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.  CUSIP Numbers and ISINs

                  The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON
WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH
HAS IN IT THE TEXT OF THIS SECURITY.

                                                                              10

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Security on
the books of the Company.  The agent may substitute another to act for him.

------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                              11

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE
COMPANY PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE
INDENTURE, CHECK THE BOX:

                     ASSET SALE [ ]   CHANGE OF CONTROL [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY
PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE,
STATE THE AMOUNT ((EURODOLLAR)1,000 OR AN INTEGRAL MULTIPLE THEREOF):

(EURODOLLAR)

DATE:                    YOUR SIGNATURE:
     -----------------                  --------------------
                         (SIGN EXACTLY AS YOUR NAME  APPEARS ON THE OTHER SIDE
                         OF THE SECURITY)

SIGNATURE GUARANTEE:
                    ----------------------------------------------------------
                         SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A
                         RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR
                         OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                              12

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
(eurodollar)[ ]. The following increases or decreases in this Global Security have been made:

Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian

                                                                       EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]

                                      SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of , among [GUARANTOR] (the "New
                           Guarantor"), a subsidiary of TRW AUTOMOTIVE
                           ACQUISITION CORP. (or its successor), a Delaware
                           corporation (the "Company"), and THE BANK OF NEW
                           YORK, a New York banking corporation, as trustee
                           under the indenture referred to below (the
                           "Trustee").

                                          W I T N E S S E T H :

                  WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of February 18, 2003, providing for the issuance of the Company's 10 1/8% Senior Notes due 2013 (the
"Securities"), initially in the aggregate principal amount of
(eurodollar)200,000,000.

                  WHEREAS Section 4.11 of the Indenture provides that under
certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Senior Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the
Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

                  2. Ratification of Indenture; Supplemental Indentures Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                                                                               2

                  3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                  4. Trustee Makes No Representation. The Trustee makes no
representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                                         [NEW GUARANTOR],

                                           by

                                             -----------------------------------
                                             Name:
                                             Title:

                                         TRW AUTOMOTIVE ACQUISITION CORP.,

                                           by

                                             -----------------------------------
                                             Name:
                                             Title:

                                         THE BANK OF NEW YORK, as Trustee,

                                           by

                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

[Company]

In care of
[     ]
[     ]
[     ]

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of (eurodollar)[  ]
principal amount of the 10 1/8% Senior Notes due 2013 (the "Securities") of TRW
AUTOMOTIVE ACQUISITION CORP. (the "Company").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the
"Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least the euro equivalent of $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the
Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the

                                                                               2

requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB")
that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d)
pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional
"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7)
under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of the euro equivalent of $250,000, or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.
If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor"
within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the
Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the
Company and the Trustee.

                                                TRANSFEREE:____________________,

                                                  by:___________________________